UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BUNKER HILL MINING CORP.

(Exact name of registrant as specified in its charter)

NEVADA

(Jurisdiction of incorporation or organization)

1041	32-0196442
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

82 Richmond Street East, Toronto, Ontario, Canada M5C 1P1

(Address of principal business offices)

416-477-7771

(Registrant’s telephone number, including area code)

J.P. Galda

c/o J.P. Galda & Co., 40 E. Lancaster Avenue LTW 22, Ardmore, PA 19003

(Name, address of agent for service)

Copies of Communications to:

J.P. Galda & Co. Attn: J.P. Galda, Esq.

40 East Montgomery Avenue LTW 220

Ardmore, PA 19003

Tel: (215) 815-1534

Email: jpjalda@jpgaldaco.com

Approximate date of commencement of proposed sale of the securities to the public: As promptly as practicable after this proxy statement-prospectus becomes effective and upon the consummation of the conversion described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common stock, without par value	166,114,748	(1)	0.34	56,479,014	6,161.86

(1) Represents shares that may be resold by the selling shareholders named herein under “Selling Securityholders”. In the event of stock splits, stock dividends or similar transactions involving the Common Shares, the number of Common Shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, on the basis of the average of the bid and ask prices reported on October 23, 2020 on the Canadian Securities Exchange for the common stock, par value $0.0001 per share, of the Registrant.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling shareholders named herein may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October ___, 2020

PRELIMINARY PROSPECTUS

PROSPECTUS

BUNKER HILL MINING CORP.

67,097,035 Common Shares

99,017,713 Common Share Issuable Pursuant to Common Share Purchase Warrants

This prospectus (this “Prospectus”) relates to the resale of common shares in the capital of Bunker Hill Mining Corp. (“we”, “our” or the “Company”) (“Common Shares”) and Common Shares issuable upon exercise of Common Share purchase warrants (the “Warrants”) held by selling shareholders which were issued by the Company in previous private placement transactions by the selling security holders named herein under “Selling Shareholders and Certain Beneficial Owners” (the “Selling Shareholders”). We will not receive any proceeds from the resale of these Common Shares, although we may receive proceeds from the exercise of the warrants.

The selling shareholders may offer all or part of the Common Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Company is paying for all registration, listing and qualification fees, printing fees and legal fees.

Our Common Shares are quoted on the Canadian Securities Exchange (“CSE”) under the ticker symbol “BNKR.” On October 23, 2020, the closing price of our Common Shares was U.S. $0.34 per Common Share. There is no organized market in the United States (“U.S.”) for the Common Shares.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. The purchase of the securities offered through this Prospectus involves a high degree of risk. See section entitled “Risk Factors” starting on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Dated: ▲, 2020

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You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and Company’s financial statements for the years ended June 30, 2020 and June 30, 2019 (the “Financial Statements”) appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Bunker Hill Mining Corp., a Nevada corporation. References to “$” refer to monetary amounts expressed in U.S. dollars. All references to “C$” refer to monetary amounts expressed in Canadian dollars.

Our Business

Corporate Information

The Company was incorporated for the purpose of engaging in mineral exploration and development activities. The Company’s sole focus is the Bunker Hill mine, as described below.

Corporate History

Bunker Hill Mining Corp. was incorporated under the laws of the state of Nevada, U.S.A on February 20, 2007 under the name Lincoln Mining Corp. On February 11, 2010, the Company changed its name to Liberty Silver Corp and subsequently, on September 29, 2017, the Company changed its name to Bunker Hill Mining Corp. The Company’s registered office is located at 1802 N. Carson Street, Suite 212, Carson City Nevada 89701, and its head office is located at 82 Richmond Street East, Toronto, Ontario, Canada, M5C 1P1, and its telephone number is 416-477-7771. The Company’s website is www.bunkerhillmining.com. Information appearing on the website is not incorporated by reference into this prospectus.

On August 28, 2017, the Company announced that it signed a definitive agreement with Placer Mining Corporation (“Placer Mining”), current owner of the Bunker Hill mine complex (the “Mine”) for the lease and option to purchase the Mine in Idaho (the “Lease and Option Agreement”).

The Mine remains the largest single producing mine by tonnage in the Coeur d’Alene lead, zinc and silver mining district in Northern Idaho. Historically and according to the Bunker Hill Mines Annual Report 1980, the Mine produced over 35,000,000 tonnes of ore grading on average 8.76% lead, 3.67% zinc, and 155 g/t silver. The Mine is the Company’s only focus, with a view to raising capital to rehabilitate the mine and put it back into production.

On October 16, 2019, the Lease and Option Agreement was amended (the “Amended Agreement”). Under the terms of the Amended Agreement, the Company has an option to purchase the marketable assets of the Mine for a purchase price of $11,000,000 at any time prior to the expiration of the Amended Agreement, which expiration has been extended to August 1, 2022. The purchase price is payable in the following manner: $6,200,000 in cash, and $4,800,000 in unregistered common stock of the Company (calculated using the market price at the time of exercise of the purchase option). Upon signing the Amended Agreement, the Company paid a one-time, non-refundable cash payment of $300,000 to the Placer Mining. This payment will be applied to the cash portion purchase price upon execution of the purchase option. In the event the Company elects not to exercise the purchase option, the payment shall be treated as an additional care and maintenance payment. An additional term of the Amended Agreement provides for the elimination of all royalty payments that were to be paid to Placer Mining.

Under the terms of the Amended Agreement, during the term of the lease, the Company must make care and maintenance payments in the amount of $60,000 monthly plus other expenses, i.e. taxes, utilities and mine rescue payments.

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As a part of the purchase price, the Amended Agreement also requires payments pursuant to an agreement with the U.S. Environmental Protection Agency (“EPA”) whereby for so long as the Company leases, owns and/or occupies the Mine, the Company will make payments to the EPA on behalf of Placer Mining in satisfaction of the EPA’s claim for cost recovery. These payments, if all are made, will total $20,000,000. The agreement calls for payments starting with $1,000,000 30 days after a fully ratified agreement was signed (which payment was made) followed by $2,000,000 on November 1, 2018 and $3,000,000 on each of the next 5 anniversaries with a final $2,000,000 payment on November 1, 2024. In addition to these payments, the Company is to make semi-annual payments of $480,000 on June 1 and December 1 of each year, to cover the EPA’s estimated costs of maintaining and treating water at the water treatment facility with a true-up to be paid by the Company once the actual costs are determined. The November 1, 2018, December 1, 2018, June 1, 2019 and November 1, 2019 payments were not made, and concurrent with discussions concerning the long-term water management solutions the Company is having discussions with the EPA in an effort to reschedule these payments in ways that enable the sustainable operation of the mine as a viable long-term business.

Management believes the Amended Agreement will provide the Company time to complete exploratory drilling, engineering studies, produce a mine plan and raise the money needed to move forward. Management continues to push forward and advance the timeline to realizing shareholder value. See Recent Developments below for further details.

The Company believes that there are numerous exploration targets of opportunity left in the Mine from surface, in parallel to known and mined mineralisation and at depth, below existing workings. In addition to the Zinc-rich zones, these also include high-grade Lead-Silver veins which are currently the primary focus of the Company’s exploration programs.

Recent Developments

On March 27, 2020, the Company appointed Mr. Richard Williams to the Company’s Board of Directors (“Board”) and as Executive Chairman of the Company.

On April 14, 2020, Mr. Sam Ash was appointed as President and CEO of the Company to replace in this position Mr. John Ryan. Mr. Ryan continues to serve the Company as a non-executive member of the Board.

On April 24, 2020, the Company extended the demand date of a promissory note payable to August 1, 2020. In consideration, the Company issued 400,000 Common Share purchase warrants to the lender at an exercise price of C$0.50. The Common Share purchase warrants expire on November 13, 2021.

On May 12, 2020, the Company issued 107,143 Common Shares at a price of $0.56 per Common Share (the “May $0.56 Issuance”), pursuant to the terms of a private placement of Common Shares at $0.56 per Common Share. The previous tranche closed on February 26, 2020. The May $0.56 Issuance was made in consultation with the CSE. Additionally, the Company issued two promissory notes. The first promissory note was in the amount of $362,650 (C$500,000), net of $89,190 of debt issue costs (the “First Note”). The First Note bears no interest is due on demand after 90 days after the issue date. Subsequent to June 30, 2020, C$288,000 of the First Note was settled by shares and the remaining balance was repaid in full. The second promissory note was in the amount of $141,704 (C$200,000), net of $35,676 of debt issue costs (the “Second Note”). The Second Note bears no interest is due on demand after 90 days after the issue date. The Second Note was settled in full by shares issued subsequent to June 30, 2020.

On June 30, 2020, the Company issued a promissory note in the amount of $75,000 (C$103,988). The note bears no interest and is due on demand. The promissory note was repaid in full subsequent to June 30, 2020.

On June 30, 2020, the Company issued a promissory note in the amount of $75,000 (C$103,988) to a director of the Company. The note bears no interest and is due on demand. The promissory note was repaid in full subsequent to June 30, 2020

On July 15, 2020, the Company provided a corporate update as it completed its first drilling campaign. The drilling and sampling program supporting the planned exploration of the Quill, Newgard and UTZ mineralization above the 11 Level of the Mine has been completed at the Mine. This program included 8,797 feet (2,680 meters) of core drilling, primarily from underground, and collection of 755 channel samples. Laboratory analysis is currently underway. In addition to drilling and sampling, the Company initiated an ongoing program to digitize the considerable amounts of historic mine data into 3D format, providing the Mine with the first version of a digital geologic model in the Mine’s history.

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In addition, the Company entered into a loan agreement with an arm’s length third party for an unsecured loan facility of $1,200,000 (the “Loan”) due August 31, 2020. As consideration for the Loan, the Company agreed to pay the Lender a one-time origination fee of $360,000. The purpose of the Loan is to provide the Company with working capital pending the completion of an equity financing.In addition, the Company announced that it has entered into an extension agreement with Placer Mining to extend the Lease and Option and Amended Agreements for the Mine (the “Extension”) for an additional six-month term subject to the same terms and conditions of the Lease. The term of the Extension began on August 2, 2020 and will expire on February 1, 2021. In connection with the Extension, a one-time payment of $60,000 was paid to Placer.

On August 12, 2020, the Company announced that it secured, for a $150,000 cash payment, a further extension to the Lease and Option, Amended and Extension Agreements to purchase the Mine from Placer Mining (the “Second Extension”). The Second Extension is for a further 18 months and is in addition to the 6-month extension. This Second Extension expires on August 1, 2022. This Second Extension provides the Company with more time to invest the proceeds of the ongoing financing in ways that compile and digitize fully over 95 years of historical and geological data, verify the historical reserves, and explore the high-grade silver targets within the Mine complex.

On August 14, 2020, the Company closed the first tranche of the brokered private placement of units of the Company (“August 2020 Offering”), issuing 35,212,142 units of the Company (“August 2020 Units”) at C$0.35 per August 2020 Unit for gross proceeds of C$12,324,250. Each August 2020 Unit consisted of one Common Share and one Common Share purchase warrant of the Company (“August 2020 Warrant”). Each August 2020 Warrant is exercisable into a Common Share of the Company at C$0.50 per August 2020 Warrant until August 31, 2023. In connection with the first tranche, the Company paid cash compensation of C$739,455 and issued 2,112,729 compensation options (“August 2020 Compensation Options”). Each August 2020 Compensation Option is exercisable into one August 2020 Unit until August 31, 2023.

On August 25, 2020, the Company closed the second tranche of the August 2020 Offering, issuing 20,866,292 August 2020 Units at C$0.35 per August 2020 Unit for gross proceeds of C$7,303,352. In connection with the second tranche, the Company paid cash compensation of C$314,512 and issued 1,127,178 August 2020 Compensation Options. The Company also issued 2,205,714 August 2020 Units to settle C$772,000 of debt. The registration statement of which this prospectus is a part was filed by the Company as a result of an agreement with the placement agents in the August 2020 Offering.

On September 9, 2020, the Company announced that the ongoing digitization and 3D modeling of historic geological data had confirmed numerous high-grade exploration targets at the Mine. Based on the enhanced geological understanding, the Company is pursuing the high-grade silver potential of the Mine as its primary focus. It was also announced that a first high-grade silver focused exploration campaign would commence.

On September 28, 2020, the Company announced that it had commenced its first high-grade silver focused exploration campaign at the Mine as previous announced on September 9, 2020. The exploration campaign is being supported by the enhanced geological understanding gained from the digitization and 3D modelling of historic geological data. The first high-grade silver exploration program will consist of 4,570 meters of diamond drilling from surface and underground focused on targets in the upper levels of the mine located in close proximity to existing infrastructure.

Smaller Reporting Company Status

Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $75,000,000 as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or
●	in the case of an initial registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”) or Exchange Act for shares of its common equity, had a public float of less than $75,000,000 as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or
●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50,000,000 during the most recently completed fiscal year for which audited financial statements are available.

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As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Shares less attractive to potential investors, which could make it more difficult for our shareholders to sell their shares.

SUMMARY OF THE OFFERING

Common Shares offered by Selling Shareholders and Certain Beneficial Owners	166,114,748 Common Shares, including:
	●	67,097,035 Common Shares;

	●	35,212,142 Common Shares issuable upon exercise of Common Share purchase warrants held by selling shareholders issued on August 14, 2020 and exercisable at a price per Share of C$0.50 until August 31, 2023;

	●	2,112,729 Common Shares issuable upon exercise of Common Share purchase warrants held by selling brokers issued on August 14, 2020 and exercisable at a price C$0.35 until August 31, 2023.
	●	20,866,292 Common Shares issuable upon exercise of Common Share purchase warrants held by selling shareholders issued on August 25, 2020 and exercisable at a price per Share of C$0.50 until August 31, 2023;

	●	1,127,178 Common Shares issuable upon exercise of Common Share purchase warrants held by selling brokers issued on August 25, 2020 and exercisable at a price C$0.35 until August 31, 2023;

	●	2,205,714 Common Shares issuable upon exercise of Common Share purchase warrants held by selling shareholders issued on August 25, 2020 and exercisable at a price per Share of C$0.35 until August 31, 2023;

	●	239,284 Common Shares issuable upon exercise of Common Share purchase warrants held by selling shareholders issued on February 26, 2020 and exercisable at a price per Share of C$0.70 until February 26, 2022.

	●	400,000 Common Shares issuable upon exercise of Common Share purchase warrants held by selling shareholders issued on November 13, 2019 and exercisable at a price per Share of C$0.80 until November 13, 2021.

	●	400,000 Common Shares issuable upon exercise of Common Share purchase warrants held by selling shareholders issued on April 24, 2020 and exercisable at a price per Share of C$0.50 until November 13, 2021.

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1,912,000 Common Shares issuable upon exercise of Common Share purchase warrants held by selling shareholders issued on August 23, 2019 and exercisable at a price per Share of C$0.05 until August 23, 2021.

	●	640,000 Common Shares issuable upon exercise of Common Share purchase warrants held by selling shareholders issued on August 23, 2019 and exercisable at a price per Share of C$0.25 until February 7, 2022.

	●	33,096,100 Common Shares issuable upon exercise of Common Share purchase warrants held by selling shareholders issued on August 23, 2019 and exercisable at a price per Share of C$0.25 until August 23, 2021.

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● 160,408 Common Shares issuable upon exercise of Common Share purchase warrants held by selling shareholders issued on August 10, 2018 and exercisable at a price per Share of C$4.50 until August 10, 2021.

● 645,866 Common Shares issuable upon exercise of Common Share purchase warrants held by selling shareholders issued on November 28, 2018 and exercisable at a price per Share of C$1.00 until November 28, 2021.

Common Shares outstanding before the offering	143,117,455 Common Shares as of the date hereof.

Offering Price	Determined at the time of sale by the selling shareholders.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling shareholders, although we may receive proceeds from the exercise of common share purchase warrants. Any such proceeds will we used for general working capital purposes..

CSE Trading Symbol	BNKR

Risk Factors	The Common Shares offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

SUMMARY OF FINANCIAL INFORMATION

The following selected financial information is derived from the Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. The amounts below are expressed in United States dollars.

Operating Statement Data:	Year Ended June 30, 2020 (audited) ($)	Year Ended June 30, 2019 (audited) ($)

Revenues	Nil	Nil
Expenses	10,099,815	7,409,431
Profit (Loss) from Operations	(10,099,815)	(7,409,431)
Net Loss	(30,627,783)	(7,737,825)
Net Profit (Loss) per Share	(0.46)	(1.96)
Balance Sheet Data:
Total Assets	732,884	227,090
Total Liabilities	31,949,872	7,186,373
Common Shares issued and outstanding	79,259,940	15,811,396
Shareholders’ Equity (Deficiency)	(31,216,988)	(6,959,283)

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RISK FACTORS

You should carefully consider the risks described below together with all other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward- looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward- looking statements. While the risks described below are the ones we believe are most important for you to consider, these risks are not the only ones that we face. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our Common Shares could decline, and you may lose all or part of your investment.

General Risk Factors

Our ability to operate as a going concern is in doubt.

The audit opinion and notes that accompany our Financial Statements, disclose a going concern qualification to our ability to continue in business. The accompanying Financial Statements have been prepared under the assumption that we will continue as a going concern. We are an exploration stage company and we have incurred losses since our inception. The Company has incurred losses since inception resulting in an accumulated deficit of $61,979,184 and further losses are anticipated in the development of its business.

We currently have no historical recurring source of revenue and our ability to continue as a going concern is dependent on our ability to raise capital to fund our future exploration and working capital requirements or our ability to profitably execute our business plan. Our plans for the long-term return to and continuation as a going concern include financing our future operations through sales of our Common Share and/or debt and the eventual profitable exploitation of our Mine. Additionally, the volatility in capital markets and general economic conditions in the U.S. and elsewhere can pose significant challenges to raising the required funds. These factors raise substantial doubt about our ability to continue as a going concern.

Our consolidated financial statements do not give effect to any adjustments required to realize our assets and discharge our liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying Financial Statements.

We will require significant additional capital to fund our business plan.

We will be required to expend significant funds to determine whether proven and probable mineral reserves exist at our properties, to continue exploration and, if warranted, to develop our existing properties, and to identify and acquire additional properties to diversify our property portfolio. We anticipate that we will be required to make substantial capital expenditures for the continued exploration and, if warranted, development of our Mine. We have spent and will be required to continue to expend significant amounts of capital for drilling, geological, and geochemical analysis, assaying, and feasibility studies with regard to the results of our exploration at our Mine. We may not benefit from some of these investments if we are unable to identify commercially exploitable mineral reserves.

Our ability to obtain necessary funding for these purposes, in turn, depends upon a number of factors, including the status of the national and worldwide economy and the price of metals. Capital markets worldwide were adversely affected by substantial losses by financial institutions, caused by investments in asset-backed securities and remnants from those losses continue to impact the ability for us to raise capital. We may not be successful in obtaining the required financing or, if we can obtain such financing, such financing may not be on terms that are favorable to us.

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Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations, or prospects. Sales of substantial amounts of securities may have a highly dilutive effect on our ownership or share structure. Sales of a large number of shares of our Common Shares in the public markets, or the potential for such sales, could decrease the trading price of the Common Shares and could impair our ability to raise capital through future sales of Common Shares. We have not yet commenced commercial production at any of our properties and, therefore, have not generated positive cash flows to date and have no reasonable prospects of doing so unless successful commercial production can be achieved at our Mine. We expect to continue to incur negative investing and operating cash flows until such time as we enter into successful commercial production. This will require us to deploy our working capital to fund such negative cash flow and to seek additional sources of financing. There is no assurance that any such financing sources will be available or sufficient to meet our requirements. There is no assurance that we will be able to continue to raise equity capital or to secure additional debt financing, or that we will not continue to incur losses.

We have a limited operating history on which to base an evaluation of our business and prospects.

Since our inception, we have had no revenue from operations. We have no history of producing products from the Bunker Hill property. The Mine is a historic, past producing mine with very little recent exploration work. Advancing our Mine into the development stage will require significant capital and time, and successful commercial production from the Mine will be subject to completing feasibility studies, permitting and re-commissioning of the Mine, constructing processing plants, and other related works and infrastructure. As a result, we are subject to all of the risks associated with developing and establishing new mining operations and business enterprises including:

●	completion of feasibility studies to verify reserves and commercial viability, including the ability to find sufficient ore reserves to support a commercial mining operation;
●	the timing and cost, which can be considerable, of further exploration, preparing feasibility studies, permitting and construction of infrastructure, mining and processing facilities;
●	the availability and costs of drill equipment, exploration personnel, skilled labor, and mining and processing equipment, if required;
●	the availability and cost of appropriate smelting and/or refining arrangements, if required;
●	compliance with stringent environmental and other governmental approval and permit requirements;
●	the availability of funds to finance exploration, development, and construction activities, as warranted;
●	potential opposition from non-governmental organizations, local groups or local inhabitants that may delay or prevent development activities;
●	potential increases in exploration, construction, and operating costs due to changes in the cost of fuel, power, materials, and supplies; and
●	potential shortages of mineral processing, construction, and other facilities related supplies.

The costs, timing, and complexities of exploration, development, and construction activities may be increased by the location of our properties and demand by other mineral exploration and mining companies. It is common in exploration programs to experience unexpected problems and delays during drill programs and, if commenced, development, construction, and mine start-up. In addition, our management and workforce will need to be expanded, and sufficient housing and other support systems for our workforce will have to be established. This could result in delays in the commencement of mineral production and increased costs of production. Accordingly, our activities may not result in profitable mining operations and we may not succeed in establishing mining operations or profitably producing metals at any of our current or future properties, including our Mine.

We have a history of losses and expect to continue to incur losses in the future.

We have incurred losses since inception, have had negative cash flow from operating activities, and expect to continue to incur losses in the future. We have incurred the following losses from operations during each of the following periods:

●	$30,627,783 for the year ended June 30, 2020; and
●	$7,737,825 for the year ended June 30, 2019.

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We expect to continue to incur losses unless and until such time as the Mine enters into commercial production and generates sufficient revenues to fund continuing operations. We recognize that if we are unable to generate significant revenues from mining operations and dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses, and difficulties frequently encountered by smaller reporting companies. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition.

COVID-19.

The Company’s operations could be significantly adversely affected by the effects of a widespread global outbreak of a contagious disease, including the recent outbreak of respiratory illness caused by the novel coronavirus (“COVID-19”), which was declared a pandemic by the World Health Organization on March 12, 2020. The Company cannot accurately predict the impact COVID-19 will have on its operations and the ability of others to meet their obligations with the Company, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect the Company’s operations and ability to finance its operations.

Risks Related to Mining and Exploration

The Mine is in the exploration stage. There is no assurance that we can establish the existence of any mineral reserve on Mine or any other properties we may acquire in commercially exploitable quantities. Unless and until we do so, we cannot earn any revenues from these properties and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral reserve in a commercially exploitable quantity, the exploration component of our business could fail.

We have not established that any of our mineral properties contain any mineral reserve according to recognized reserve guidelines, nor can there be any assurance that we will be able to do so.

A mineral reserve is defined by the SEC in its Industry Guide 7 as that part of a mineral deposit that could be economically and legally extracted or produced at the time of the reserve determination. In general, the probability of any individual prospect having a “reserve” that meets the requirements of the SEC’s Industry Guide 7 is small, and our mineral properties may not contain any “reserves” and any funds that we spend on exploration could be lost. Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that they can be developed into producing mines and that we can extract those minerals. Both mineral exploration and development involve a high degree of risk, and few mineral properties that are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade, and other attributes of the mineral deposit, the proximity of the mineral deposit to infrastructure such as processing facilities, roads, rail, power, and a point for shipping, government regulation, and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral deposit unprofitable.

The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses.

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Exploration for and the production of minerals is highly speculative and involves much greater risk than many other businesses. Most exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Our operations are, and any future development or mining operations we may conduct will be, subject to all of the operating hazards and risks normally incidental to exploring for and development of mineral properties, such as, but not limited to:

●	economically insufficient mineralized material;
●	fluctuation in production costs that make mining uneconomical;
●	labor disputes;
●	unanticipated variations in grade and other geologic problems;
●	environmental hazards;
●	water conditions;
●	difficult surface or underground conditions;
●	industrial accidents;
●	metallurgic and other processing problems;
●	mechanical and equipment performance problems;
●	failure of dams, stockpiles, wastewater transportation systems, or impoundments;
●	unusual or unexpected rock formations; and
●	personal injury, fire, flooding, cave-ins and landslides.

Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures, potential revenues, and production dates. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a write-down of our investment in these interests. All of these factors may result in losses in relation to amounts spent that are not recoverable, or that result in additional expenses.

Commodity price volatility could have dramatic effects on the results of operations and our ability to execute our business plan.

The price of commodities varies on a daily basis. Our future revenues, if any, will likely be derived from the extraction and sale of base and precious metals. The price of those commodities has fluctuated widely, particularly in recent years, and is affected by numerous factors beyond our control including economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global and regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and therefore the economic viability of our business, could negatively affect our ability to secure financing or our results of operations.

Estimates of mineralized material and resources are subject to evaluation uncertainties that could result in project failure.

Our exploration and future mining operations, if any, are and would be faced with risks associated with being able to accurately predict the quantity and quality of mineralized material and resources/reserves within the earth using statistical sampling techniques. Estimates of any mineralized material or resource/reserve on any of our properties would be made using samples obtained from appropriately placed trenches, test pits, underground workings, and intelligently designed drilling. There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our properties. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material and resources/reserves. If these estimates were to prove to be unreliable, we could implement an exploitation plan that may not lead to commercially viable operations in the future.

Any material changes in mineral resource/reserve estimates and grades of mineralization will affect the economic viability of placing a property into production and a property’s return on capital.

As we have not completed feasibility studies on our Mine and have not commenced actual production, mineralization resource estimates may require adjustments or downward revisions. In addition, the grade of ore ultimately mined, if any, may differ from that indicated by future feasibility studies and drill results. Minerals recovered in small scale tests may not be duplicated in large scale tests under on-site conditions or in production scale.

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Our exploration activities on our properties may not be commercially successful, which could lead us to abandon our plans to develop our properties and our investments in exploration.

Our long-term success depends on our ability to identify mineral deposits on our Mine and other properties we may acquire, if any, that we can then develop into commercially viable mining operations. Mineral exploration is highly speculative in nature, involves many risks, and is frequently non-productive. These risks include unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment, or labor. The success of commodity exploration is determined in part by the following factors:

●	the identification of potential mineralization based on surficial analysis;
●	availability of government-granted exploration permits;
●	the quality of our management and our geological and technical expertise; and
●	the capital available for exploration and development work.

Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be commercially viable depends on a number of factors that include, without limitation, the particular attributes of the deposit, such as size, grade, and proximity to infrastructure; commodity prices, which can fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals, and environmental protection. We may invest significant capital and resources in exploration activities and may abandon such investments if we are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may have an adverse effect on the market value of our securities and the ability to raise future financing.

We are subject to significant governmental regulations that affect our operations and costs of conducting our business and may not be able to obtain all required permits and licenses to place our properties into production.

Our current and future operations, including exploration and, if warranted, development of the Mine, do and will require permits from governmental authorities and will be governed by laws and regulations, including:

●	laws and regulations governing mineral concession acquisition, prospecting, development, mining, and production;
●	laws and regulations related to exports, taxes, and fees;
●	labor standards and regulations related to occupational health and mine safety; and
●	environmental standards and regulations related to waste disposal, toxic substances, land use reclamation, and environmental protection.

Companies engaged in exploration activities often experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations, and permits. Failure to comply with applicable laws, regulations, and permits may result in enforcement actions, including the forfeiture of mineral claims or other mineral tenures, orders issued by regulatory or judicial authorities requiring operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or costly remedial actions. We cannot predict if all permits that we may require for continued exploration, development, or construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms, if at all. Costs related to applying for and obtaining permits and licenses may be prohibitive and could delay our planned exploration and development activities. We may be required to compensate those suffering loss or damage by reason of our mineral exploration or our mining activities, if any, and may have civil or criminal fines or penalties imposed for violations of, or our failure to comply with, such laws, regulations, and permits.

Existing and possible future laws, regulations, and permits governing operations and activities of exploration companies, or more stringent implementation of such laws, regulations and permits, could have a material adverse impact on our business and cause increases in capital expenditures or require abandonment or delays in exploration. Our Mine is located in Northern Idaho and has numerous clearly defined regulations with respect to permitting mines, which could potentially impact the total time to market for the project.

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Our activities are subject to environmental laws and regulations that may increase our costs of doing business and restrict our operations.

Both mineral exploration and extraction require permits from various federal, state, and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could fail. We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to remain in compliance. Current laws and regulations could be amended, and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

Environmental hazards unknown to us, which have been caused by previous or existing owners or operators of the properties, may exist on the properties in which we hold an interest. Many of our properties in which we have ownership rights are located within the Coeur d’Alene Mining District, which is currently the site of a Federal Superfund cleanup project. It is possible that environmental cleanup or other environmental restoration procedures could remain to be completed or mandated by law, causing unpredictable and unexpected liabilities to arise.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating legislative and/or regulatory changes in response to concerns about the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us, on our future venture partners, if any, and on our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting, and other costs necessary to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the emotional and political significance and uncertainty surrounding the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will ultimately affect our financial condition, operating performance, and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our operations are highly uncertain, could be particular to the geographic circumstances in areas in which we operate and may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels, and changing temperatures. These impacts may adversely impact the cost, production, and financial performance of our operations.

There are several governmental regulations that materially restrict mineral exploration. We will be subject to the federal regulations (environmental) and the laws of the State of Idaho as we carry out our exploration program. We may be required to obtain additional work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program.

Land reclamation requirements for our properties may be burdensome and expensive.

Although variable depending on location and the governing authority, land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance.

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Reclamation may include requirements to:

●	control dispersion of potentially deleterious effluents;
●	treat ground and surface water to drinking water standards; and
●	reasonably re-establish pre-disturbance landforms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with our potential development activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs. We plan to set up a provision for our reclamation obligations on our properties, as appropriate, but this provision may not be adequate. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

The silver exploration and mining industry is highly competitive.

The mining industry is intensely competitive in all of its phases. As a result of this competition, some of which is with large established mining companies with substantial capabilities and with greater financial and technical resources than ours, we may be unable to acquire additional properties, if any, or financing on terms we consider acceptable. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for qualified employees, our exploration and development programs may be slowed down or suspended. We compete with other companies that produce our planned commercial products for capital. If we are unable to raise sufficient capital, our exploration and development programs may be jeopardized or we may not be able to acquire, develop, or operate additional mining projects.

The silver industry is highly competitive, and we are required to compete with other corporations and business entities, many of which have greater resources than ours. Such corporations and other business entities could outbid us for potential projects or produce minerals at lower costs, which would have a negative effect on our operations.

Silver prices are highly volatile. If a profitable silver market does not exist, we may have to cease operations.

Silver prices have been highly volatile and are affected by numerous international economic and political factors over which we have no control. Our long-term success is highly dependent upon the price of silver, as the economic feasibility of any ore body discovered on our current property, or on other properties we may acquire in the future, would, in large part, be determined by the prevailing market price of silver. If a profitable market does not exist, we may have to cease operations.

A shortage of equipment and supplies could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our mining exploration and, if warranted, development operations. Any shortage of such supplies, equipment, and parts could have a material adverse effect on our ability to carry out our operations and could therefore limit, or increase the cost of, production.

Joint ventures and other partnerships, including offtake arrangements, may expose us to risks.

We may enter into joint ventures, partnership arrangements, or offtake agreements, with other parties in relation to the exploration, development, and production of the properties in which we have an interest. Any failure of such other companies to meet their obligations to us or to third parties, or any disputes with respect to the parties’ respective rights and obligations, could have a material adverse effect on us, the development and production at our properties, including the Mine, and on future joint ventures, if any, or their properties, and therefore could have a material adverse effect on our results of operations, financial performance, cash flows and the price of our Common Shares.

We may experience difficulty attracting and retaining qualified management to meet the needs of our anticipated growth, and the failure to manage our growth effectively could have a material adverse effect on our business and financial condition.

We are dependent on a relatively small number of key employees, including our Chief Executive Officer (the “CEO”) and Chief Financial Officer (the “CFO”). The loss of any officer could have an adverse effect on us. We have no life insurance on any individual, and we may be unable to hire a suitable replacement for them on favorable terms, should that become necessary.

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Our results of operations could be affected by currency fluctuations.

Our properties are currently all located in the U.S. and while most costs associated with these properties are paid in U.S. dollars, a significant amount of our administrative expenses are payable in Canadian dollars. There can be significant swings in the exchange rate between the U.S. dollar and the Canadian dollar. There are no plans at this time to hedge against any exchange rate fluctuations in currencies.

Title to our properties may be subject to other claims that could affect our property rights and claims.

There are risks that title to our properties may be challenged or impugned. Our Mine is located in Northern Idaho and may be subject to prior unrecorded agreements or transfers and title may be affected by undetected defects.

We may be unable to secure surface access or purchase required surface rights.

Although we obtain the rights to some or all of the minerals in the ground subject to the mineral tenures that we acquire, or have the right to acquire, in some cases we may not acquire any rights to, or ownership of, the surface to the areas covered by such mineral tenures. In such cases, applicable mining laws usually provide for rights of access to the surface for the purpose of carrying on mining activities; however, the enforcement of such rights through the courts can be costly and time consuming. It is necessary to negotiate surface access or to purchase the surface rights if long-term access is required. There can be no guarantee that, despite having the right at law to access the surface and carry on mining activities, we will be able to negotiate satisfactory agreements with any such existing landowners/occupiers for such access or purchase of such surface rights, and therefore we may be unable to carry out planned mining activities. In addition, in circumstances where such access is denied, or no agreement can be reached, we may need to rely on the assistance of local officials or the courts in such jurisdiction the outcomes of which cannot be predicted with any certainty. Our inability to secure surface access or purchase required surface rights could materially and adversely affect our timing, cost, or overall ability to develop any mineral deposits we may locate.

Our properties and operations may be subject to litigation or other claims.

From time to time our properties or operations may be subject to disputes that may result in litigation or other legal claims. We may be required to take countermeasures or defend against these claims, which will divert resources and management time from operations. The costs of these claims or adverse filings may have a material effect on our business and results of operations.

There are amounts due and owing under the Company’s agreement with the EPA that have not been paid in accordance with the agreed upon payment schedule. In the event that the EPA or Placer Mining assert default under the terms of the agreement, we may lose our ability to exercise our right to purchase the Bunker Hill Mine, which would have a material adverse impact on the Company.

Pursuant to the terms of the Company’s agreement with the EPA, the Company is required to make certain payments to the EPA on behalf of Placer Mining in the amount of $20,000,000 for cost recovery. The Company has made one payment of $1,000,000 but has not paid the other payments as they have become due. Failure to pay could be considered a default under the terms of the agreements with the EPA and the Lease and Option Agreement to purchase with Placer Mining. While the Company has been in discussions with the EPA related to the restructuring the required payments, there is no guarantee that such efforts will be successful. To date, the Company and the EPA have not come to terms on a restructuring of the payments required by the agreement. In the event the EPA or Placer Mining declares a default under the terms of the agreement, the Company could lose its right to purchase the Mine, which would have a material adverse impact on the business of the Company.

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Mineral exploration and development is subject to extraordinary operating risks. We currently insure against these risks on a limited basis. In the event of a cave-in or similar occurrence, our liability may exceed our resources and insurance coverage, which would have an adverse impact on the Company.

Mineral exploration, development and production involve many risks. Our operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. As of the date hereof, the Company currently maintains commercial general liability insurance with general aggregate coverage of $5,000,000, and umbrella liability insurance with aggregate coverage of $1,000,000 against these operating hazards, in connection with its exploration program. The payment of any liabilities that arise from any such occurrence that would not otherwise be covered under the current insurance policies would have a material adverse impact on our Company.

Risks Related to the Common Shares

There is no material market for the Common Shares in the United States

As of the date of this Prospectus, there is no material market in the United States for the Common Shares. The Common Shares traded in the Over-the-Counter Market in the United States prior to 2012. In October 2012 the SEC issued against the Company as a result of alleged improper trading activity by a then principal shareholder of the Company. As a result, all market marking activity in the United States ceased and to this date no market maker in the United States has been willing to file with the Financial Institutions Regulatory Authority (FINRA) the paperwork necessary to permit market making to take place. While the Company intends to pursue the establishment of a market in the United States, there can be no assurance that it will be successful in doing so. The Common Shares are traded on the Canadian Securities Exchange (CSE) although investors in the United States may find it more difficult to effect transactions on the CSE.

Our Common Share price may be volatile and as a result you could lose all or part of your investment.

In addition to volatility associated with equity securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of the Common Shares:

●	disappointing results from our exploration efforts;
●	decline in demand for our Common Shares;
●	downward revisions in securities analysts’ estimates or changes in general market conditions;
●	technological innovations by competitors or in competing technologies;
●	investor perception of our industry or our prospects; and
●	general economic trends.

Our Common Share price on the CSE has experienced significant price and volume fluctuations. Stock markets in general have experienced extreme price and volume fluctuations, and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of the Common Shares. As a result, you may be unable to sell any Common Shares you acquire at a desired price.

Potential future sales under Rule 144 may depress the market price for our Common Shares.

In general, under Rule 144, a person who has satisfied a minimum holding period of between 6 months and one-year and any other applicable requirements of Rule 144, may thereafter sell such shares publicly. A significant number of our currently issued and outstanding shares held by existing shareholders, including officers and directors and other principal shareholders are currently eligible for resale pursuant to and in accordance with the provisions of Rule 144. The possible future sale of our shares by our existing shareholders, pursuant to and in accordance with the provisions of Rule 144, may have a depressive effect on the price of our Common Shares in the over-the-counter market.

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Our Common Shares currently deemed a “penny stock”, which may make it more difficult for investors to sell their Common Shares.

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000, exclusive of their principal residence, or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Common Shares.

We have never paid dividends on our Common Shares.

We have not paid dividends on our Common Shares to date, and we do not expect to pay dividends for the foreseeable future. We intend to retain our initial earnings, if any, to finance our operations. Any future dividends on Common Shares will depend upon our earnings, our then-existing financial requirements, and other factors, and will be at the discretion of the Board.

FINRA has adopted sales practice requirements, which may also limit a shareholder’s ability to buy and sell our Common Shares.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Investors’ interests in our Company will be diluted and investors may suffer dilution in their net book value per share of Common Shares if we issue additional employee/director/consultant options or if we sell additional Common Shares and/or warrants to finance our operations.

In order to further expand our operations and meet our objectives, any additional growth and/or expanded exploration activity will likely need to be financed through sale of and issuance of additional Common Shares, including, but not limited to, raising funds to explore the Mine. Furthermore, to finance any acquisition activity, should that activity be properly approved, and depending on the outcome of our exploration programs, we likely will also need to issue additional Common Shares to finance future acquisitions, growth, and/or additional exploration programs of any or all of our projects or to acquire additional properties. We will also in the future grant to some or all of our directors, officers, and key employees and/or consultants’ options to purchase Common Shares as non-cash incentives. The issuance of any equity securities could, and the issuance of any additional Common Shares will, cause our existing shareholders to experience dilution of their ownership interests.

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If we issue additional Common Shares or decide to enter into joint ventures with other parties in order to raise financing through the sale of equity securities, investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share of Common Shares depending on the price at which such securities are sold.

The issuance of additional shares of Common Shares may negatively impact the trading price of our securities.

We have issued Common Shares in the past and will continue to issue Common Shares to finance our activities in the future. In addition, newly issued or outstanding options, warrants, and broker warrants to purchase Common Shares may be exercised, resulting in the issuance of additional Common Shares. Any such issuance of additional Common Shares would result in dilution to our shareholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of the Common Shares.

We are subject to the continued listing criteria of the CSE, and our failure to satisfy these criteria may result in delisting of our Common Shares from the CSE.

Our Common Shares are currently listed for trading on the CSE. In order to maintain the listing on the CSE or any other securities exchange we may trade on, we must maintain certain financial and share distribution targets, including maintaining a minimum number of public shareholders. In addition to objective standards, these exchanges may delist the securities of any issuer if, in the exchange’s opinion, our financial condition and/or operating results appear unsatisfactory; if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing inadvisable; if we sell or dispose of our principal operating assets or cease to be an operating company; if we fail to comply with the listing requirements; or if any other event occurs or any condition exists which, in their opinion, makes continued listing on the exchange inadvisable.

If the CSE or any other exchange were to delist the Common Shares, investors may face material adverse consequences, including, but not limited to, a lack of trading market for the Common Shares, reduced liquidity, decreased analyst coverage, and/or an inability for us to obtain additional financing to fund our operations.

We face risks related to compliance with corporate governance laws and financial reporting standards.

The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the SEC and the Public Company Accounting Oversight Board, require changes in the corporate governance practices and financial reporting standards for public companies. These laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting, referred to as Section 404, materially increased our legal and financial compliance costs and made some activities more time-consuming and more burdensome.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical facts, this Prospectus contains forward-looking statements involving risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions or variations thereof are intended to forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this registration statement on Form S-1 entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and the related notes included in this registration statement on Form S-1.

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USE OF PROCEEDS

This Prospectus relates to the sale or other disposition of Common Shares by the selling shareholders listed in the “Selling shareholders and Certain Beneficial Owners” section below, and their transferees. We will not receive any proceeds from any sale of the Common Shares by the selling shareholders. We will receive the exercise price of the warrants. . Any proceeds received from exercise of warrants will be used for payment of general corporate and operating expenses.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Special Note of Caution Regarding Forward-Looking Statements

Certain statements in this report, including statements in the following discussion, are what are known as “forward looking statements”, which are basically statements about the future. For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as “plans,” “intends,” “will,” “hopes,” “seeks,” “anticipates,” “expects “and the like often identify such forward looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward looking statements include statements concerning our plans and objectives with respect to the present and future operations of the Company, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause the Company to change such plans and objectives or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits. Therefore, the reader is advised that the following discussion should be considered in light of the discussion of risks and other factors contained in this Prospectus and in the Company’s other filings with the Securities and Exchange Commission. No statements contained in the following discussion should be construed as a guarantee or assurance of future performance or future results.

Background and Overview

On August 28, 2017, the Company announced that it signed the Lease and Option Agreement for the lease and option to purchase of the Mine. The Lease and Option Agreement is between the Company and Placer Mining, the current owner of the Mine.

Highlights of the Lease and Option Agreement are as follows:

●	Effective date: November 1, 2017;
●	Initial lease term: 24 months;
●	The Company shall pay Placer Mining $100,000 monthly mining lease payments, which shall be paid quarterly;
●	The lease can be extended for another 12 months at any time by the Company by paying Placer Mining a $600,000 bonus payment and by continuing to pay the monthly $100,000 lease payments;
●	The option to purchase is exercisable at the Company’s discretion; and
●	Purchase by the Company can be made at any time during lease period and any extension thereto.

On October 2, 2018, the Company announced that it was in default of its Lease and Option Agreement with Placer Mining. The default arose as a result of missed lease and operating cost payments, totaling $400,000, which were due at the end of September and on October 1, 2018. As per the Lease and Option Agreement, the Company had 15 days, from the date notice of default was provided (September 28, 2018), to remediate the default by making the outstanding payment. While Management worked with urgency to resolve this matter, Management was ultimately unsuccessful in remedying the default, resulting in the lease being terminated.

On November 13, 2018, the Company announced that it was successful in renewing the lease, effectively with the original Lease and Option Agreement intact, except that monthly payments are reduced to $60,000 per month for 12 months, with the accumulated reduction in payments of $140,000 per month (“deferred payments”) added to the purchase price of the mine should the Company choose to exercise its option.

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On October 22, 2019, the Company signed a further amendment to the Lease and Option Agreement. The key terms of this Amended Agreement are as follows:

●	The lease period has been extended for an additional period of nine months to August 1, 2020, with the option to extend for a further 6 months based upon payment of a one-time $60,000 extension fee.
●	The Company will continue to make monthly care and maintenance payments to Placer Mining of $60,000 until exercising the option to purchase.
●	The purchase price is set at $11 million for 100% of the marketable assets of Bunker Assets (as hereinafter defined) to be paid with $6,200,000 in cash, and $4,800,000 in shares. The purchase price also includes the EPA costs of $20 million, of which $1 million has been paid. The amended lease provides for the elimination of all royalty payments that were to be paid to the mine owner. Upon signing the amended agreement, the Company paid a one-time, non-refundable cash payment of $300,000 to the mine owner. This payment will be applied to the purchase price upon execution of the purchase option. In the event the Company elects not to exercise the purchase option, the payment shall be treated as an additional care and maintenance payment.

On July 2, 2020, the Company entered into the Extension with Placer Mining to extend the Lease and Option and Amended Agreements for the Mine for an additional six-month term subject to the same terms and conditions of the Lease. The term of the Extension began on August 2, 2020 and will expire on February 1, 2021.

On August 12, 2020, the Company announced that it secured, for a $150,000 cash payment, the Second Extension, a further extension to the Lease and Option, Amended and Extension Agreements to purchase the Mine from Placer Mining. The Second Extension is for a further 18 months and is in addition to the 6-month extension. This Second Extension expires on August 1, 2022. This Second Extension provides the Company with more time to invest the proceeds of the ongoing financing in ways that compile and digitize fully over 95 years of historical and geological data, verify the historical reserves, and explore the high-grade silver targets within the Mine complex.

Results of Operations

The following discussion and analysis provide information that is believed to be relevant to an assessment and understanding of the results of operation and financial condition of the Company for the fiscal year ended June 30, 2020, as compared to the fiscal year ended June 30, 2019. Unless otherwise stated, all figures herein are expressed in U.S. dollars, which is the Company’s functional currency.

Comparison of the fiscal years ended June 30, 2020 and June 30, 2019

Revenue

During the fiscal years ended June 30, 2020 and June 30, 2019, the Company generated no revenue.

Expenses

During the fiscal year ended June 30, 2020, the Company reported total operating expenses of $10,099,815 as compared to $7,409,431 during the fiscal year ended June 30, 2019; an increase of $2,690,384 or approximately 36%.

The increase in total operating expenses is primarily due to an increase in exploration expense by $2,239,185 ($7,951,423 in 2020 compared to $5,712,238 in 2019) due to increased exploration activities this year compared to last year. The same is true for increases operating and administration (increased by $137,833, $1,327,059 in 2020 compared to $1,189,226 in 2019), legal and accounting (increased by $27,212, $268,181 in 2020 compared to $240,969 in 2019), and consulting (increased by $286,154, $553,152 in 2020 compared to $266,998 in 2019) due to increase corporate activities this year compared to last year.

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For financial accounting purposes, the Company reports all direct exploration expenses under the exploration expense line item of the statement of operations. Certain indirect expenses, which are related to the exploration activities, may be reported as operation and administration expense or consulting expense on the statement of operations, or in certain cases, these expenses may also be capitalized to the balance sheet if they relate to costs incurred to acquire mineral properties.

Net Loss and Comprehensive Loss

The Company had a net loss and comprehensive loss of $30,627,783 for the fiscal year ended June 30, 2020, as compared to a net loss and comprehensive loss of $7,737,825 for the fiscal year ended June 30, 2019; an increase of $22,889,958 or approximately 296%. The increase in net loss and comprehensive loss was due to an increase in operating expenses as outlined above, change in derivative liabilities, and loss on debt settlement. It was partially offset by a decrease in accretion expense, interest expense, and loss on loan extinguishment.

Loss related to change in derivative liability increased by $20,736,435 (loss of $18,843,947 in 2020 compared to gain of $1,892,488 in 2019) as the fair values of the Company’s outstanding warrants increased mainly due to an increase in the Company’s share price (C$1.00 per share as at June 30, 2020 compared to C$0.06 as at June 30, 2019).

Liquidity and Capital Resources

The Company does not have sufficient working capital needed to meet its current fiscal obligations when including commitments associated with the acquisition on the Mine. In order to continue to meet its fiscal obligations in the current fiscal year and beyond the next twelve months, the Company must seek additional financing. Management is considering various financing alternatives, specifically raising capital through the equity markets and debt financing.

On June 13, 2018, the Company entered into a loan and warrant agreement with Hummingbird Resources PLC (“Hummingbird”), an arm’s length investor, for an unsecured convertible loan in the aggregate sum of $1,500,000, bearing interest at 10% per annum, maturing in one year. Contemporaneously, the Company agreed to issue 229,464 share purchase warrants, entitling the lender to acquire 229,464 common shares of the Company, at a price of C$8.50 per share, for two years. Under the terms of the loan agreement, the lender may, at any time prior to maturity, convert any or all of the principal amount of the loan and accrued interest thereon, into common shares of the Company at a price per share equal to C$8.50. In the event that a notice of conversion would result in the lender holding 10% or more of the Company’s issued and outstanding shares, then, in the alternative, and under certain circumstances, the Company would be required to pay cash to the lender in an amount equal C$8.50 multiplied by the number of shares intended to be issued upon conversion. Further, in the event that the lender holds more than 5% of the issued and outstanding shares of the Company subsequent to the exercise of any of its convertible securities held under this placement, it shall have the right to appoint one director to the board of the Company. Lastly, among other things, the loan agreement further provides that for as long as any amount is outstanding under the convertible loan, the investor retains a right of first refusal on any Company financing or joint venture/strategic partnership/disposal of assets.

In August 2018, the amount of the Hummingbird convertible loan payable was increased to $2,000,000 from its original $1,500,000 loan, net of $45,824 of debt issue costs. Under the terms of the Amended and Restated Loan Agreement, Hummingbird may, at any time prior to maturity, convert any or all of the principal amount of the loan and accrued interest thereon, into common shares of Bunker as follows: (i) $1,500,000, being the original principal amount (“Principal Amount”), the Principal Amount may be converted at a price per share equal to C$8.50; (ii) 229,464 common shares may be acquired upon exercise of warrants at a price of C$8.50 per warrant for a period of two years from the date of issuance; (iii) $500,000, being the additional principal amount (“Additional Amount”), the Additional Amount may be converted at a price per share equal to C$4.50; and (iv) 116,714 common shares may be acquired upon exercise of warrants at a price of C$4.50 per warrant for a period of two years from the date issuance. In the event that Hummingbird would acquire common shares in excess of 9.999% through the conversion of the Principal Amount or Additional Amount, including interest accruing thereon, or on exercise of the warrants as disclosed herein, the Company shall pay to Hummingbird a cash amount equal to the common shares exercised in excess of 9.999%, multiplied by the conversion price.

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In August 2018, the Company closed a private placement, issuing 160,408 Units to Gemstone 102 Ltd. (“Gemstone”) at a price of C$4.50 per Unit, for gross proceeds of C$721,834 ($549,333) and incurring financing costs of $25,750. Each Unit entitles Gemstone to acquire one common share (“Unit Share”) and one common share purchase warrant (“Unit Warrant”), with each Unit Warrant entitling Gemstone to acquire one common share of the Company at a price of C$4.50 for a period of three years. Prior to the issuance of the Units, Gemstone held 400,000 common shares of the Company and 200,000 warrants (“Prior Warrants”) exercisable at a price of C$20.00 per share. Immediately prior to closing, the Prior Warrants were early terminated by mutual agreement of the Company and Gemstone. Upon issuance of the 160,408 Units to Gemstone, Gemstone beneficially owns or exercises control or direction over 560,408 common shares of the Company. Assuming exercise of the Unit Warrants, Gemstone would hold 720,816 of the outstanding common shares of the Company. Gemstone’s participation in the Offering constitutes a “related party transaction” under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.

Given the urgent need to secure financing to meet the new lease obligations, the Company’s Board approved an equity private placement of Units to be sold at C$0.75 per Unit with each Unit consisting of one common share and one common share purchase warrant. On November 28, 2018, the Company closed on a total of 645,866 Units for gross proceeds of C$484,400 ($365,341) and incurring financing costs of $10,062, with each purchase warrant exercisable into a Common Share at C$1.00 per Common Share for a period of thirty-six months.

In March 2019, Hummingbird agreed to extend the scheduled maturity date of the loan to June 30, 2020.

On June 27, 2019, the Company closed the first tranche (“First Tranche”) of a non-brokered private placement, issuing 11,660,000 units (“June 2019 Unit”) at a price of C$0.05 per June 2019 Unit for gross proceeds of C$583,000 ($436,608) and incurring financing costs of $19,640. Each June 2019 Unit consists of one common share of the Company and one common share purchase warrant (“June 2019 Warrant”). Each whole June 2019 Warrant entitles the holder to acquire one common share at a price of C$0.25 per common share for a period of two years. As a part of the First Tranche, Hummingbird has acquired 2,660,000 June 2019 Units for C$133,000 ($100,000) which was applied to reduction of the principal amount owing under the convertible loan facility.

On August 1, 2019, the Company closed the second and final tranche (“Tranche Two”) of the non-brokered private placement, issuing 6,042,954 units (“August 2019 Units”) at C$0.05 per August 2019 Unit for gross proceeds of C$302,148 ($228,202) and incurring financing costs of $36,468. Each August 2019 Unit consists of one common share of the Company and one common share purchase warrant, which entitles the holder to acquire one common share at a price of C$0.25 per common share for a period of two years. The Company also issued 16,962,846 August 2019 Units to settle $640,556 of debt at a deemed price of C$0.09 based on the fair value of the shares issued.

On August 23, 2019, the Company closed the first tranche (the “First Tranche”) of the non-brokered private placement, issuing 27,966,002 common shares of the Company at C$0.05 per share for gross proceeds of C$1,398,300 ($1,049,974) and incurring financing costs of $28,847. The Company also issued 2,033,998 common shares to settle $77,117 of debt at a deemed price of C$0.18 based on the fair value of the shares issued.

On August 30, 2019, the Company closed the second and final tranche (the “Second Tranche”) of the non-brokered private placement, issuing 1,000,000 common shares at C$0.05 per share for gross proceeds of C$50,000 ($37,550).

On November 13, 2019, the Company issued a promissory note (“Samper Note”) in the amount of $300,000. The note is unsecured, bears interest of 1% monthly, and is due on demand after 90 days from issuance. In consideration for the loan, the Company issued 400,000 common share purchase warrants to the lender. Each whole warrant entitles the lender to acquire one common share of the Company at a price of C$0.80 per share for a period of two years.

On February 26, 2020, the Company closed a non-brokered private placement, issuing 2,991,073 common shares of the Company at C$0.56 per share for gross proceeds of C$1,675,000 ($1,256,854) and incurring financing costs of $16,067 and 239,284 broker warrants. Each broker warrant entitles the holder to acquire one common share at a price of C$0.70 per common share for a period of two years. The Company also issued 696,428 common shares for $300,000 which was applied to reduce the principal amount owing under the convertible loan facility.

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On April 24, 2020, the Company extended the maturity date of the Samper Note to August 1, 2020. In consideration, the Company issued 400,000 common share purchase warrants to the lender at an exercise price of C$0.50. The warrants expire on November 13, 2021.

On May 12, 2020, the Company closed a non-brokered private placement, issuing 107,143 common shares of the Company at C$0.56 per share for gross proceeds of C$60,000 ($44,671).

On May 12, 2020, the Company issued a promissory note in the amount of $362,650 (C$500,000). The note bears no interest is due on demand after 90 days after the issue date. Subsequent to June 30, 2020, C$288,000 was settled by shares and the remaining balance was repaid in full.

On May 12, 2020, the Company issued a promissory note in the amount of $141,704 (C$200,000). The note bears no interest is due on demand after 90 days after the issue date. The promissory note was settled in full subsequent to June 30, 2020.

In June 2020, Hummingbird agreed to extend the scheduled maturity date of the loan to July 31, 2020. An extension of the loan is being negotiated and the loan has not been repaid.

On June 30, 2020, the Company issued a promissory note in the amount of $75,000 (C$103,988). The note bears no interest and is due on demand. The promissory note was repaid in full subsequent to June 30, 2020.

On June 30, 2020, the Company issued a promissory note in the amount of $75,000 (C$103,988) to a director of the Company. The note bears no interest and is due on demand. The promissory note was repaid in full subsequent to June 30, 2020.

During the year ended June 30, 2020, the Company issued 1,403,200 June 2019 Units and 1,912,000 August 2019 Units at a deemed price of C$0.05 as a compensation to a finder valued at C$165,760 ($125,180).

The Company has accounted for the warrant liability in accordance with ASC Topic 815. These warrants are considered derivative instruments as they were issued in a currency other than the Company’s functional currency of the US dollar. The estimated fair value of warrants accounted for as liabilities was determined on the date of issue and marks to market at each financial reporting period. The change in fair value of the warrant liability is recorded in the interim condensed consolidated statement of operations and comprehensive loss as a gain or loss and is estimated using the Binomial model.

Current Assets and Total Assets

As of June 30, 2020, the Company’s balance sheet reflects that the Company had: i) total current assets of $243,379, compared to total current assets of $106,100 at June 30, 2019 - an increase of $137,279 or approximately 129%; and ii) total assets of $732,884, compared to total assets of $227,090 at June 30, 2019 – an increase of $505,794 or approximately 223%. The increase in current assets was due to the increase in accounts receivable and prepaid expenses.

Current Liabilities and Total Liabilities

As of June 30, 2020, the Company’s balance sheet reflects that the Company had total current liabilities of $13,073,363 and total liabilities of $31,949,872, compared to total current liabilities of $7,069,564 and total liabilities of $7,186,373 at June 30, 2019. These increases are reflective of increased Placer Mining and EPA accruals, promissory notes payable in the company, and changes in derivative warrant liability year-over-year.

Cash Flow

During the fiscal year ended June 30, 2020 cash was primarily used to fund activities at the Bunker Hill Mine operations. The Company reported a net increase in cash during the fiscal years ended June 30, 2020 as a result of operating activities and investing activities, offset by cash provided by financing activities.

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Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company, as defined in Rule 12b-2 of the Exchange Act, we are not required to provide the information required by this item.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

All directors of our Company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our Company are appointed by our Board and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Sam Ash	President, CEO	42	April 14, 2020
Richard Williams	Executive Chairman and Director	53	March 27, 2020
Wayne Parsons	CFO and Director	58	January 5, 2018
John Ryan	Director	57	October 6, 2016
Dickson Hall	Director	68	January 5, 2018
Hugh Aird	Director	66	July 19, 2019
James M. Stonehouse	Vice President-Exploration		October 23, 2020

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director and executive officer, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Sam Ash –President, CEO and Director

Mr. Ash was a Partner from 2015 at Barrick Gold Corp. (“Barrick”) and held various roles over the nine years employed there. This includes three years as General Manager of the Lumwana Copper Mine in Zambia, Technical Support Manager to Barrick’s Copper Business Unit, General Support Manager on the Cortez Mine in Nevada and Chief Engineer leading the roll-out of new Underground Mining standards in the USA and Tanzania.

Prior to his time at Barrick, Mr. Ash served as Manager of New Operations for Veris Gold Corp. (formerly, Yukon-Nevada Gold Corp.) primarily on the Jerritt Canyon Mine in Nevada, and also as an Underground Mine Supervisor with Drummond Company, Inc. He has recently completed his Masters’ Degree in Leadership and Strategy at the London Business School and has a BS in Mining Engineering from the University of Missouri Rolla.

Richard Williams – Executive Chairman & Director

Mr. Williams is an Executive with an established track-record of transformational leadership within the Mining Industry and other demanding environments. He is currently a Non-Executive Director of Trevali Mining Corporation and an advisor to companies facing complex operational, political or ESG challenges. Formerly the Chief Operating Officer of Barrick Gold Corporation and the company’s Executive Envoy to Tanzania, he has also served as Chief Executive Officer of the Afghan Gold and Minerals Company and as a Non-Executive Director of Gem Diamonds Limited. Prior to his commercial mining experience, Mr. Williams served as the Commanding Officer of the British Army’s Special Forces Regiment, the SAS. He holds an MBA from Cranfield University, a BSc in Economics from University College London and an MA in Security Studies from Kings College London.

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Wayne Parsons – CFO & Director

Mr. Parsons has 30 years of investment industry experience, having served with numerous Canadian financial institutions, including Nesbitt Thomson Bongard, RBC Dominion Securities, and National Bank Financial Services. Previously Mr. Parsons served on boards of Intertainment Media Inc., American Paramount Gold Corp. and Yappn Corp. He is the owner and founder of Parsons Financial Consulting, a consulting company focused on the technology and mining sectors. Mr. Parsons has an HBA degree from University of Western Ontario.

John Ryan – Director

Mr. Ryan has been an active entrepreneur in the resources sector for over twenty years. He has extensive experience in the natural resource sector having served as an officer and/or director of companies such as Cadence Resources, High Plains Uranium, U.S. Silver Corporation (now Americas Silver Corporation), and Western Goldfields, Inc. Mr. Ryan has extensive executive experience, and provides the Board with valuable insights regarding mining operations as well as public company expertise. Mr. Ryan obtained a B.S. in Mining Engineering from the University of Idaho in 1985 and a Juris Doctor from Boston College in 1992.

Dickson Hall – Director

Mr. Hall is a partner in Valuestone Advisory Limited, manager of Valuestone Global Resources Fund 1, a mining fund associated with Jiangxi Copper Corporation and China Construction Bank International. Mr. Hall has more than 40 years’ experience in the resource field, much of it in Asia. From 2005 to 2016 he directed corporate development efforts in Asia for Hunter Dickinson Inc. raising capital, establishing strategic partnerships and broadening the Asian shareholder base for HDI public companies. He was Senior Vice President of Continental Minerals Corporation which developed the Xietongmen copper-gold project in Tibet, China before selling to China’s Jinchuan Group in 2011 for $446 million. Mr. Hall is also a director and Investment Committee member of Can-China Global Resources Fund, an energy and mining fund backed by the Export-Import Bank of China. He is or has been a director of various resource and non-resource companies. Mr. Hall is a graduate of the University of British Columbia (BA, MA) and has diplomas from Beijing University and Beijing Language Institute.

Hugh Aird – Director

Mr. Aird is a highly respected investment banker with a 35-year career that included more than 150 completed debt and equity financings and several merger and acquisition assignments with some of Canada’s top investment firms. After attending Harvard University, Mr. Aird went on to work as vice-president of Dominion Securities from 1978 to 1985. Subsequently Mr. Aird founded and served as CEO of Great Lakes Capital Markets before becoming Chairman of Trilon Financial Corp. Mr. Aird served as Vice-Chairman of Midland Walwyn (later Merrill Lynch Canada) from 1995 to 2000, after which he left to take over as President and CEO of Berenson Minella (Canada) in 2001.Mr. Aird also held several public and private board positions from 1990 to the present day, including among others Trilon Financial, Royal LePage Real Estate, Edelman Canada, Delta 9 Cannabis Inc., Envoy Capital Group Inc., Invesprint Corporation, and currently acts as Chair at Balnagowan Investments Canada.

James M. Stonehouse—Vice Preident, Exploration

Mr. Stonehouse is an accomplished geologist who is currently the Vice President -Exploration of Americas Gold and Silver Corporation (2018 to present). From 2012 to 2018 Mr. Stonehouse served in various capacities with Americas Silver Corporation and its predecessors including Country Manager, and General Manager (2016-2018) and Vice President- Exploration (2012-2016). Prior thereto he as a technical advisor to the Board of Directors of Grupo de Bullet, S.A. (2011-2012) and Colombia Country Manager, Vice President- Exploration for Mercer Gold Corporation. Mr. Stonehouse has an M.A. and a B.A. in Geology from Dartmouth College.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any events requiring disclosure under Item 401(f) of Regulation S-K, except as follows:

Mr. Ryan became a Director and CEO of then insolvent Sterling Mining Company in December 2009. Sterling at that time was trading on the OTC and TSX markets as a public company. Sterling had failed to file its financial statements for the years ended December 2008 and December 2009 due to its insolvency. Mr. Ryan joined the Sterling Mining Company in an effort to restructure the Sterling Mining Company out of bankruptcy. By February 2010 Sterling Mining Company elected to file a reorganization proceeding in U.S. Bankruptcy court and Mr. Ryan resigned from Sterling Mining Company at that time. Sterling Mining Company subsequently was issued a cease trade order by the British Columbia Securities Commission in June 2010 for failure to file the above-mentioned financial statements. Sterling Mining Company undertook an asset sale in 2011 and paid 100% of its creditors and was subsequently liquidated.

Mr. Ryan joined the Board and became CEO of Premium Exploration, Inc. (“Premium”) in September of 2013. At the time Premium’s shares traded on the TSX Venture Exchange. Mr. Ryan joined Premium in an effort to restructure the company. Premium was technically insolvent at the time Mr. Ryan joined the company. On May 8, 2015, the British Columbia Securities Commission issued a cease trade order against Premium for its failure to file audited financial statements for the previous year. In order to preserve the main mining assets of the company, the Board of Premium elected to file one of its subsidiary companies, Premium Exploration USA, Inc. into a voluntary reorganization under Chapter 11 of the US Bankruptcy Code in August 2015. Subsequently, Premium USA was able to sell assets and pay down some of its creditors and was dismissed from bankruptcy proceedings in September 2016.

Mr. Ryan joined the Board of Directors of Northstar Offshore Group, LLC (“Northstar Offshore”), a private oil and gas company in August 2016. Northstar Offshore was insolvent at the time Mr. Ryan joined the board, and he was asked by major shareholders to assist in an attempt to restructure Northstar Offshore. Shortly thereafter, Northstar Offshore was forced by two creditors into an involuntary Chapter 11. This was subsequently converted by the board of Northstar Offshore into a voluntary Chapter 11 procedure and concluded an asset sale of the major assets in August of 2017. Currently the Northstar Offshore is awaiting the sale of some additional non-core assets, and when this is completed, the company will be liquidated.

On August 14, 2009, Hugh Aird filed for personal bankruptcy in the Province of Ontario. Mr. Aird was discharged and released from all debts, except those matters referred to in subsection 178(1) of The Bankruptcy and Insolvency Act (Canada), on May 15, 2010

Nominations to the Board

At present, the Company does not have a Governance or a Nomination Committee. The Board as a whole oversees and decides on the nomination of directors as required.

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Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

Board Leadership Structure and Role on Risk Oversight

Sam Ash currently serves as the Company’s President and CEO and Richard Williams currently serves as the Company’s Executive Chairman. The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources. The Board will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Committees of the Board

The Board has no standing committees other than the Audit Committee. The Board has constituted an Audit Committee consisting of three directors, Hugh Aird (Chair), Dickson Hall and Wayne Parsons. Messrs. Aird and Hall are non-management.

Audit Committee

The Audit Committee consists of Hugh Aird (Chair) and Dickson Hall, and Wayne Parsons. Mr. Aird was elected Chair. Messrs. Aird and Hall are independent Directors, while Mr. Parsons is not considered independent as he part of the management team.

Ethical Business Conduct

The Board has adopted a code of ethics that will apply to its principal executive officer, principal financial officer and principal accounting officer or controller and to persons performing similar functions. The code of ethics is designed to deter wrongdoing and to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure, compliance with applicable laws, rules and regulations, prompt internal reporting of violations of the code and accountability for adherence to the code. The Company will provide a copy of its code of ethics, without charge, to any person upon receipt of written request for such, delivered to our corporate headquarters. All such requests should be sent care of Bunker Hill Mining Corp., 82 Richmond St East Toronto, Ontario M5C 1P1.

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EXECUTIVE OFFICERS COMPENSATION

The following table sets forth, for the years indicated, all compensation paid, distributed or earned for services, including salary and bonus amounts, rendered in all capacities by the Company’s named executive officers during the year ended June 30, 2020 and the two financial years preceding the last financial year. The information contained below represents compensation earned by the Company’s officers for their work related to the Company:

						Non-equity incentive plan compensation ($)
Name and Position	Year	Salary ($)	Bonus ($)	Share- based awards ($)	Option- based awards(1) ($)	Annual incentive plans	Long term incentive plans	All other compensation ($)		Total compensation ($)
Howard Crosby(2)	2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Former CEO and CFO	2019	20,000	Nil	Nil	Nil	Nil	Nil	Nil		20,000
	2018	60,000	Nil	Nil	Nil	Nil	Nil	Nil		60,000
Bruce Reid(3)	2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Former President & CEO	2019	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A
	2018	165,000	505,000	Nil	Nil	Nil	Nil	Nil		670,000
Julio DiGirolamo(4)	2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Former CFO	2019	70,150	Nil	Nil	Nil	Nil	Nil	Nil		70,150
	2018	130,000	Nil	Nil	22,843	Nil	Nil	Nil		157,843
Dan Hrushewsky(5)	2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Former Executive Vice President	2019	39,264	Nil	Nil	Nil	Nil	Nil	Nil		39,264
	2018	112,800	Nil	Nil	160,992	Nil	Nil	Nil		273,722
John Ryan(6)	2020	51,500	Nil	Nil	107,731	Nil	Nil	71,240	(10)	237,595
Former President and CEO	2019	50,000	Nil	Nil	Nil	Nil	Nil	Nil		50,000
	2018	Nil	Nil	Nil	Nil	Nil	Nil	Nil		Nil
Wayne Parsons(7)	2020	136,045	Nil	Nil	630,532	Nil	Nil	1,144,163	(11)	1,910,740
CFO	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil		Nil
	2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Sam Ash(8)	2020	60,000	Nil	Nil	Nil	Nil	Nil	210,012	(10)	218,228
President and CEO	2019	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A
	2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Richard Williams(9)	2020	134,927	Nil	Nil	1,020,869	Nil	Nil	2,288,325	(12)	3,444,121
Executive Chairman	2019	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A
	2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Notes:

(1)	The grant date fair value of the options was calculated using the Black-Scholes model with the following assumptions: expected life of 5 years, expected volatility of 100%, weighted-average risk free interest rates of 2.77%, 2.32% and 0.67% per annum in the years 2018, 2019 and 2020, respectively, and a dividend yield of 0%.
(2)	Howard Crosby was the Company’s CEO and CFO from October 6, 2016 to April 18, 2017, after which he became Executive Vice President until November 2018.
(3)	Bruce Reid was the Company’s CEO from April 18, 2017 to October 12, 2018.
(4)	Julio DiGirolamo was the Company’s CFO from April 18, 2017 to May 22, 2019.
(5)	Dan Hrushewsky was the Company’s Executive Vice President from December 1, 2017 to October 15, 2018.
(6)	John Ryan became the Company’s CEO on October 12, 2018.
(7)	Wayne Parsons became the Company’s CFO on May 22, 2019.
(8)	Sam Ash became the Company’s President and CEO on April 24, 2020.
(9)	Richard Williams become the Company’s Executive Chairman on March 27, 2020.
(10)	Calculated using the grant date value.
(11)	Calculated as follows: 2,500,000*C$0.65*0.7041 (the foreign exchange rate as of date of grant).
(12)	Calculated as follows: 5,000,000 * C$0.65 * 0.7041 (the foreign exchange rate as of date of grant)

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information regarding the incentive plan awards for each named executive officer outstanding as of June 30, 2020:

Outstanding Share Awards and Option Awards

	Option-based Awards(1)				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price (C$)	Option expiration date	Value of unexercised in-the-money options as at June 30, 2020 ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share awards that have not vested (C$)
John Ryan	40,000	10.00	May 2, 2022	Nil	N/A	N/A
	390,000	0.60	October 24, 2024	107,731
Wayne Parsons	415,000	0.60	October 24, 2024	114,637	N/A	N/A
	2,000,000	0.55	April 20, 2025	515,895
Sam Ash	N/A	N/A	N/A	N/A	N/A	N/A
Richard Williams	3,957,659	0.55	April 20, 2025	1,020,869	N/A	N/A

Note:

(1)	The value of option-based awards is based on the closing price on the CSE for the Common Shares on the last day of the fiscal year, June 30, 2020, namely C$1.00 per Common Share.

The following table provides information regarding the value vested or earned on incentive plan awards during the year ended June 30, 2020:

Incentive Plan Awards – Value Vested or Earned During the Year

Name	Option-based awards – Value vested during the year(1) (C$)	Share-based awards – Value vested during the year (C$)	Non-equity incentive plan compensation – Value earned during the year (C$)
John Ryan	N/A	Nil	N/A
Wayne Parsons	N/A	Nil	N/A
Sam Ash	N/A	N/A	N/A
Richard Williams	N/A	Nil	N/A

Note:

(1)	Represents the aggregate dollar value that would have been realized if the options had been exercised on the vesting date, based upon the difference between the market price of the Common Shares and the exercise price of the options on the vesting date.

Re-pricing of Options

We did not re-price any options previously granted to our executive officers during the fiscal years ended June 30, 2020 and 2019.

28

DIRECTOR COMPENSATION

The general policy of the Board is that compensation for independent directors should be a fair mix between cash and equity-based compensation. Additionally, the Company reimburses directors for reasonable expenses incurred during the course of their performance. There are no long-term incentive or medical reimbursement plans. The Company does not pay directors, who are part of management, for Board service in addition to their regular employee compensation. The Board determines the amount of director compensation. The Board may appoint a compensation committee to take on this role. The following table provides a summary of compensation paid to directors during the fiscal year ended June 30, 2020.

Director Compensation

The general policy of the Board is that compensation for independent directors should be a fair mix between cash and equity-based compensation. Additionally, the Company reimburses directors for reasonable expenses incurred during the course of their performance. There are no long-term incentive or medical reimbursement plans. The Company does not pay directors, who are part of management, for Board service in addition to their regular employee compensation. The Board determines the amount of director compensation. The board may appoint a compensation committee to take on this role. The following table provides a summary of compensation paid to directors during the fiscal year ended June 30, 2020:

Director Compensation Table

The following table provides information regarding compensation paid to the Company’s directors (other than a director who was a named executive officer) during the year ended June 30, 2020:

Name	Fees earned ($)	Share- based awards ($)	Option- based awards ($)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation ($)	Total ($)
Dickson Hall	N/A	N/A	73,202	N/A	N/A	N/A	73,202
John Liu	N/A	N/A	66,296	N/A	N/A	N/A	66,296
Hugh Aird	9,774	N/A	73,202	N/A	N/A	N/A	82,976

Incentive Plan Awards

The following table provides information regarding the incentive plan awards for each director (other than a director who was a named executive officer) outstanding as of June 30, 2020:

Outstanding Share Awards and Options Awards

	Option-based Awards				Share-based Awards
Name	Number of Securities underlying unexercised options (#)	Option exercise price (C$)	Option expiration date	Value of unexercised in-the- money options ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($)
Dickson Hall	265,000	0.60	October 24, 2024	73,202	N/A	N/A
John Liu	240,000	0.60	October 24, 2024	66,296	N/A	N/A
Hugh Aird	265,000	0.60	October 24, 2024	73,202	N/A	N/A

29

The following table provides information regarding the value vested or earned on incentive plan awards for each director (other than a director who was a named executive officer) during the year ended June 30, 2020:

Incentive Plan Awards – Value Vested or Earned During the Year Ended June 30, 2020

Name	Option awards – Value vested during the year(1) (C$)	Share awards – Value vested during the year (C$)	Non-equity incentive plan compensation – Value earned during the year (C$)
Dickson Hall	N/A	N/A	N/A
John Liu	N/A	N/A	N/A
Hugh Aird	N/A	N/A	N/A

Notes:

(1)	Represents the aggregate dollar value that would have been realized if the options had been exercised on the vesting date, based upon the difference between the market price of the Common Shares and the exercise price of the options on the vesting date.

Directors and Officers Liability Insurance

As at June 30, 2020, the Corporation maintained $5,000,000 of group liability insurance for the protection of the directors and officers of the Corporation. In the fiscal year ended June 30, 2020, the Corporation paid an annual premium of $17,500 for such policy. There is a deductible of $2,500 per claim.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options, restricted share units and deferred share units may be granted at the discretion of the Board or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our Company during the last two fiscal years, is or has been indebted to our Company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Termination and Change of Control Benefits

As at the date hereof, there are no agreements, compensation plans, contracts or arrangements whereby a named executive officer or director is entitled to receive payments from the Company in the event of the resignation, retirement or other termination of the named executive officer or director’s employment with the Company, change of control of the Company or a change in the named executive officer or director’s responsibilities following a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Review, Approval or other transactions, transactions with family members – loans, debt conversion, private placement, ratification of transactions with related persons

We have adopted a code of ethics and we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

30

SELLING SHAREHOLDERS AND CERTAIN BENEFICIAL OWNERS

This Prospectus covers the offering of up to 166,114,748 Common Shares by selling shareholders. This includes Common Shares acquirable upon exercise of our outstanding warrants.

Selling shareholders are persons or entities that, directly or indirectly, have acquired shares, or will acquire shares from us from time to time upon exercise of certain warrants. This Prospectus and any prospectus supplement will only permit the selling shareholders to sell the Common Shares identified in the column “Number of Shares Offered Hereby”.

The selling shareholders may from time to time offer and sell the Common Shares pursuant to this Prospectus and any applicable prospectus supplement. The selling shareholders may offer all or some portion of the Common Shares they hold or acquire, but only Common Shares that are currently outstanding or are acquired upon the exercise of certain warrants that are currently outstanding, and in either case included in the “Number of Shares Offered Hereby” column, may be sold pursuant to this Prospectus or any applicable prospectus supplement.

The Common Shares issued to the selling shareholders are “restricted” securities under applicable federal and state securities laws and are being registered to give the selling shareholders the opportunity to sell their Common Shares. The registration of such Common Shares does not necessarily mean, however, that any of these Common Shares will be offered or sold by the selling shareholders. The selling shareholders may from time to time offer and sell all or a portion of their Common Shares on the CSE, in the over-the-counter market (to the extent that there is a market), in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered Common Shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. See “Plan of Distribution”.

Each of the selling shareholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered Common Shares to be made directly or through agents. To the extent that any of the selling shareholders are affiliates of our Company or are brokers or dealers, they may be deemed to be “underwriters” within the meaning of the Securities Act and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act. As of the date of this Prospectus and based on the representations we have received from the selling shareholders, 230 of the selling shareholders are brokers or dealers or are affiliated with a broker or dealer and are identified below. Selling shareholders that are affiliates of or have material relationships with our Company are also identified below.

31

The following table sets forth the name of persons who are offering the resale of Common Shares by this Prospectus, the number of Common Shares beneficially owned by each person, the number of Common Shares that may be sold in this offering and the number of Common Shares each person will own after the offering, assuming they sell all of the Common Shares offered. The information appearing in the table below is based on information provided by or on behalf of the named selling shareholders. We will not receive any proceeds from the resale of the Common Shares by the selling shareholders.

	Registered Name &	Common Shares Beneficially Owned Prior to Offering (Undiluted Basis)		Common Share Purchase Warrants Owned Prior to Offering	Common Shares Beneficially Owned Prior to Offering (Partially diluted Basis)		Common Shares Offered	Common Shares Beneficially Owned After Offering
#	Address	Number	Percent	Number	Number	Percent	Number	Number	Percent
1	Raymond James LTD ITF Carson Seabolt 1CB-780E-0 2100-925 West Georgia Street Vancouver BC V6C 3L2	500,000	0.35%	500,000	1,000,000	0.70%	1,000,000	0	0.00%
2	Gavin Paul Nesbitt 5 Floor, Alexandra House, Chater Road, Hong Kong	230,000	0.16%	230,000	460,000	0.32%	460,000	0	0.00%
3	Cannaccord Genuity Corp ITF Medalist Capital, ACC 1YO -346E-1 2200-609 Granuile St Vancouver V7Y 1H2	357,000	0.25%	357,000	714,000	0.50%	714,000	0	0.00%
4	Regent Park Securities LTD 77 New Cavendish Street, London, W1W 6XB Ryan Woodman/Maru Flamarique	143,571	0.10%	143,571	287,142	0.20%	287,142	0	0.00%
5	Investor Company 77 Bloor St, 3rd Floor Toronto, ON M5S 1M2	1,428,571	1.00%	1,428,571	2,857,142	2.00%	2,857,142	0	0.00%
6	Fim Nominees Limited 55 Athol Street, Douglas Isle Ofman Imiila	20,000	0.01%	20,000	40,000	0.03%	40,000	0	0.00%
7	Roytor & Co FBO 12002988070 155 Wellington St West, 2nd Floor Securities Cage, Toronto ON M5V 3H6	2,857,000	2.00%	2,857,000	5,714,000	3.99%	5,714,000	0	0.00%
8	BMO Nesbitt Burns Inc. ITF Lynwood Opportunties Master Fund A/C 402-21922-25 1 First Canadian Place, B1 Level, Stock Cage, Toronto ON M5X 1H3	1,714,000	1.20%	1,714,000	3,428,000	2.40%	3,428,000	0	0.00%
9	George and Patricia Laborde A/C E5B 0245-L 396-11 Avenue SW, Suite 1410 Calgary, AB T2R 0C5	70,000	0.05%	70,000	140,000	0.10%	140,000	0	0.00%
10	National Bank Financial ITF Mcfarlane Legacy Tryst Account # 11ZDG8E 3000-475 Howe Street, Vancouver, BC V6C 2B3	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%

32

11	National Bank Financial ITF Mcfarlane Legacy Tryst Account # 11ZDG8E 3000-475 Howe Street, Vancouver, BC V6C 2B3	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
12	National Bank Financial ITF Mcfarlane Legacy Tryst Account # 11ZDG8E 3000-475 Howe Street, Vancouver, BC V6C 2B3	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
13	Seth Chang 5626 Highbury St. Vancouver, BC V6N 1Y8	10,000	0.01%	10,000	20,000	0.01%	20,000	0	0.00%
14	David Richard Brown 166 Alexandra Blvd Toronto, On M4R 1M4	250,000	0.17%	750,000	1,000,000	0.70%	1,000,000	0	0.00%
15	Terry Bohaychuck 903-9915-115 St Edmonton, AB T5K 1S5	30,000	0.02%	30,000	60,000	0.04%	60,000	0	0.00%
16	National Bank Financial Inc. ITF 2713104 Ontario Inc. Account # 5FL4G1E M-100-1010 De La Gauchetiere W Montreal, Quebec H3B 5J2	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
17	National Bank Financial Inc. ITF Tara Fox 41T EV0 M100-1010 de la Gauchetiere St.W Montreal QC, H3B 5J2	228,500	0.16%	228,500	457,000	0.32%	457,000	0	0.00%
18	National Bank Financial Inc. ITF Miodrag Kotlajic 41TKV9 M100-1010 de la Gauchetiere St.W Montreal QC H3B 5J2	142,500	0.10%	142,500	285,000	0.20%	285,000	0	0.00%
19	National Bank Financial Inc. ITF Raymond Eno & Darcy Dalgaard M100-1010 de la Gauchetiere St.W Montreal QC H3B 5J2	28,500	0.02%	28,500	57,000	0.04%	57,000	0	0.00%
20	Global Prime Partners 101 Wigmore Street, London, W1U 1QU	1,780,000	1.24%	1,780,000	3,560,000	2.49%	3,560,000	0	0.00%
21	RF Securities Clearing LP ITF Sean Matter 420-7H60-J 145 King Street West, suite 200, Toronto ON, M5H 1J8	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%

33

22	RF Securities Clearing LP ITF 300-3PJ0-E 145 King St W Suite 200, Toronto ON, M5H 1J8	145,000	0.10%	145,000	290,000	0.20%	290,000	0	0.00%
23	RF Securities Clearing LP ITF 300-0YR0-E 145 King St W Suite 200 Toronto ON M5H 1J8	86,000	0.06%	86,000	172,000	0.12%	172,000	0	0.00%
24	Canaccord Genuity ITF Scott Cowie 2200-609 Granville Street, Vancouver, BC, 7VY 1H2	71,500	0.05%	71,500	143,000	0.10%	143,000	0	0.00%
25	Canaccord Genuity ITF Anthony Harnett 2200-609 Granville Street, Vancouver, BC, 7VY 1H2	750,000	0.52%	750,000	1,500,000	1.05%	1,500,000	0	0.00%
26	Canaccord Genuity ITF Brent Bonney 2200-609 Granville Street, Vancouver, BC, 7VY 1H2	14,000	0.01%	14,000	28,000	0.02%	28,000	0	0.00%
27	Canaccord Genuity ITF Charles Beil 2200-609 Granville Street, Vancouver, BC, 7VY 1H2	15,000	0.01%	15,000	30,000	0.02%	30,000	0	0.00%
28	Cannaccord Genuity Corp ITF Christopher Macintosh 2200-609 Granville St Vancouver V7Y 1H2	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
29	Cannaccord Genuity Corp ITF Chris Degroot 2200-609 Granville St Vancouver V7Y 1H2	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
30	Cannaccord Genuity Corp ITF Gerald Mumford 2200-609 Granville St Vancouver V7Y 1H2	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
31	Cannaccord Genuity Corp ITF Leon Soldaat 2200-609 Granville St Vancouver V7Y 1H2	80,000	0.06%	80,000	160,000	0.11%	160,000	0	0.00%
32	Cannaccord Genuity Corp ITF PATRICK DEGROOT 2200-609 Granville St Vancouver V7Y 1H2	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
33	Cannaccord Genuity Corp ITF MARCEL DEGROOT 2200-609 Granville St Vancouver V7Y 1H2	150,000	0.10%	150,000	300,000	0.21%	300,000	0	0.00%

34

34	Cannaccord Genuity Corp ITF Rishabh Vir 2200-609 Granville St Vancouver V7Y 1H2	43,000	0.03%	43,000	86,000	0.06%	86,000	0	0.00%
35	Cannaccord Genuity Corp ITF Shaun Gibson 2200-609 Granville St Vancouver V7Y 1H2	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
36	Cannaccord Genuity Corp ITF Thomas Hofmann 2200-609 Granville St Vancouver V7Y 1H2	30,000	0.02%	30,000	60,000	0.04%	60,000	0	0.00%
37	Cannaccord Genuity Corp ITF Rachael Wilson 2200-609 Granville St Vancouver V7Y 1H2	171,500	0.12%	171,500	343,000	0.24%	343,000	0	0.00%
38	Cannaccord Genuity Corp ITF Scott Harkness 2200-609 Granville St Vancouver V7Y 1H2	60,000	0.04%	60,000	120,000	0.08%	120,000	0	0.00%
39	Cannaccord Genuity Corp ITF STICHTING LEGAL OWNER CDFUND 2200-609 Granville St Vancouver V7Y 1H2	1,000,000	0.70%	1,000,000	2,000,000	1.40%	2,000,000	0	0.00%
40	Cannaccord Genuity Corp ITF Yannick Dubuc 2200-609 Granville St Vancouver V7Y 1H2	45,000	0.03%	45,000	90,000	0.06%	90,000	0	0.00%
41	Cannaccord Genuity Corp ITF William Groenewegen 2200-609 Granville St Vancouver V7Y 1H2	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
42	Justin Vliestra 47 Ruijs Blvd Brantford, ON N3T 0E2	600,000	0.42%	600,000	1,200,000	0.84%	1,200,000	0	0.00%
43	Ryan Doersam Lote K125 Nosara/Nicoya/Guanacaste Costa Rica 50206	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
44	Kerry Stern 1826 33 Ave SW Calgary, AB T2T 1Y9	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
45	Darren Reinhardt Box 79 Site 20 RR#2 Strathmore, AB T1P 1K5	50,000	0.03%	50,000	100,000	0.07%	100,000	0	0.00%
46	Murray Cobbe 150 Country Club Lane Calgary, AB T3R 1G2	105,000	0.07%	105,000	210,000	0.15%	210,000	0	0.00%

35

47	Eleanor Chiu 10005-11 Ave SW Calgary, AB T2R 0G1	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
48	Thomas Whalen 145 Aspen Acres Manor SW Calgary, AB T3H 0W6	60,000	0.04%	60,000	120,000	0.08%	120,000	0	0.00%
49	Al Saurette 2716 Signal Ridgeview SW Calgary, AB T3H 2J6	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
50	Ted Dakin 1102-50 Hall Rd Georgetown, ON L7G 0U8	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
51	Matthew Engelhardt 307 Hawk’s Nest Hollow Priddis Greens, AB T0L 1W3	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
52	PI Financial ITF Michael Ohnona 40 King St W, Toronto, ON M5H 3Y2	15,000	0.01%	15,000	30,000	0.02%	30,000	0	0.00%
53	PI Financial Corp ITF Ronald Stoferle 1900-666 Burrard St. Vancouver B.C. V6C 3N1	142,500	0.10%	142,500	285,000	0.20%	285,000	0	0.00%
54	PI Financial Corp ITF Frank Muller 1900-666 Burrard St. Vancouver B.C. V6C 3N1	33,000	0.02%	33,000	66,000	0.05%	66,000	0	0.00%
55	Em Henry Holdings Ltd 33058 Mountain Glen View Cochrane, AB T4E 0G6	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
56	Wyatt Roadhouse 14 Westpark Pl SW Calgary, AB T3H 0C3	50,000	0.03%	50,000	100,000	0.07%	100,000	0	0.00%
57	Trevor Williams Box 361 Stavely, AB T0L 1Z0	115,000	0.08%	115,000	230,000	0.16%	230,000	0	0.00%
58	Grundy Holdings 14445 123 Ave NW Edmonton, AB T5L 2Y1	40,000	0.03%	40,000	80,000	0.06%	80,000	0	0.00%
59	Peter James 1819 20 Ave NW Calgary, AB T2M 1H4	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
60	Sue Riddell Rose 91 Woodhaven View SW Calgary, AB T2W 5P6	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
61	Kurtis Lively Box 1799 Nanton, AB T0L 1R0	40,000	0.03%	40,000	80,000	0.06%	80,000	0	0.00%

36

62	Melanie Nahayowski 1618 37 Ave SW Calgary, AB T2T 0V3	40,000	0.03%	40,000	80,000	0.06%	80,000	0	0.00%
63	Donald Kerr 294 Somerside PK SW Calgary, AB T2Y 3G6	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
64	National Bank Financial Inc. ITF John Barbieri A/C #2C 8469A 1010 de la Gauchetiere Street West, M100 Montreal QC, H3B 5J2	86,000	0.06%	86,000	172,000	0.12%	172,000	0	0.00%
65	Roger Muelhaupt Espigraben 18A Eschenz 8264 Switzerland	200,000	0.14%	200,000	400,000	0.28%	400,000	0	0.00%
66	National Bank Financial Inc. ITF Glenn Jessome A/C #2RJD04E 1010 de la Gauchetiere Street West, M100 Montreal QC, H3B 5J2	115,000	0.08%	115,000	230,000	0.16%	230,000	0	0.00%
67	National Bank Financial Inc. ITF K J Harrison & Partners Inc 1010 de la Gauchetiere Street West, M100 Montreal QC, H3B 5J2	71,000	0.05%	71,000	142,000	0.10%	142,000	0	0.00%
68	RGF 199 A/C BNXF1002852 80 Victoria St, Westminster, London SW1E 5JL	8,575,000	5.99%	8,575,000	17,150,000	11.98%	17,150,000	0	0.00%
69	National Bank Financial Inc. ITF Mark Souvenir Account #41SER1E M100-010 de la Gauchetiere St.W Montreal QC H3B 5J2	30,000	0.02%	30,000	60,000	0.04%	60,000	0	0.00%
70	National Bank Financial Inc. ITF Ryan Maloney Account #41SES1A M100-010 de la Gauchetiere St.W Montreal QC H3B 5J2	29,000	0.02%	29,000	58,000	0.04%	58,000	0	0.00%
71	National Bank Financial Inc. ITF Brian Lough Account # M100-010 de la Gauchetiere St.W Montreal QC H3B 5J2	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%

37

72	National Bank Financial Inc. ITF Shreenath Kargutkar Account #41SP10A M100-010 de la Gauchetiere St.W Montreal QC H3B 5J2	40,000	0.03%	40,000	80,000	0.06%	80,000	0	0.00%
73	National Bank Financial Inc. ITF Filipe Martins Account #41SES4A M100-010 de la Gauchetiere St.W Montreal QC H3B 5J2	143,000	0.10%	143,000	286,000	0.20%	286,000	0	0.00%
74	National Bank Financial Inc. ITF 1835158 Ontario Account #41SHF6A M100-010 de la Gauchetiere St.W Montreal QC H3B 5J2	57,000	0.04%	57,000	114,000	0.08%	114,000	0	0.00%
75	Canaccord Genuity Corp. ITF Martin Bourdais Suite 2200 - 609 Granville Street Vancouver, BC V7Y 1H2	25,000	0.02%	25,000	50,000	0.03%	50,000	0	0.00%
76	Canaccord Genuity Corp. ITF Jose Alberto Vizquerra Benavides Suite 2200 - 609 Granville Street Vancouver, BC V7Y 1H2	71,400	0.05%	71,400	142,800	0.10%	142,800	0	0.00%
77	Canaccord Genuity Corp. ITF Julian Weekes Suite 2200 - 609 Granville Street Vancouver, BC V7Y 1H2	60,000	0.04%	60,000	120,000	0.08%	120,000	0	0.00%
78	Canaccord Genuity Corp. ITF Jill E Klepacki Suite 2200 - 609 Granville Street Vancouver, BC V7Y 1H2	30,000	0.02%	30,000	60,000	0.04%	60,000	0	0.00%
79	Canaccord Genuity Corp. ITF Kevin Kerls Suite 2200 - 609 Granville Street Vancouver, BC V7Y 1H2	28,600	0.02%	28,600	57,200	0.04%	57,200	0	0.00%
80	Canaccord Genuity Corp. ITF Raymond Wong Suite 2200 - 609 Granville Street Vancouver, BC V7Y 1H2	60,000	0.04%	60,000	120,000	0.08%	120,000	0	0.00%

38

81	Canaccord Genuity Corp ITF DV Trading Inc Brookfield Place, 161 Bay Street, Suite 3000, P.O. Box 516 Toronto, ON M5J 2S1	50,000	0.03%	50,000	100,000	0.07%	100,000	0	0.00%
82	Canaccord Genuity Corp. ITF GLEN H MCKAY Suite 2200 - 609 Granville Street Vancouver, BC V7Y 1H3	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
83	Canaccord Genuity Corp. IN TRUST FOR ANUPAM AGARWAL Account # 65LH00A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	10,000	0.01%	10,000	20,000	0.01%	20,000	0	0.00%
84	Canaccord Genuity Corp. IN TRUST FOR NATALIE TURMINE Account # 65LG89A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	10,000	0.01%	10,000	20,000	0.01%	20,000	0	0.00%
85	Derrick Young 6880 Lancaster St Vancouver, BC V5S 3B2	14,000	0.01%	14,000	28,000	0.02%	28,000	0	0.00%
86	Canaccord Genuity Corp. IN TRUST FOR JOSEPH PERRY Account # 65LF96A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	14,286	0.01%	14,286	28,572	0.02%	28,572	0	0.00%
87	Canaccord Genuity Corp. IN TRUST FOR MATHEW KALEEL Account # 65LH25A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	14,500	0.01%	14,500	29,000	0.02%	29,000	0	0.00%
88	Canaccord Genuity Corp. IN TRUST FOR TIMOTHY WRIGHT Account # 65LF53A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	14,500	0.01%	14,500	29,000	0.02%	29,000	0	0.00%
89	Canaccord Genuity Corp. IN TRUST FOR ADAM HANSON Account # 65LG97A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	15,000	0.01%	15,000	30,000	0.02%	30,000	0	0.00%

39

90	Canaccord Genuity Corp. IN TRUST FOR EFSTATHIOS VRAKAS Account # 65LG30A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	15,000	0.01%	15,000	30,000	0.02%	30,000	0	0.00%
91	Canaccord Genuity Corp. IN TRUST FOR STEVEN MASON Account # 65LG92A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	15,000	0.01%	15,000	30,000	0.02%	30,000	0	0.00%
92	Kevin J. Pilon APT 246, 4875 Governor Drive San Diego, CA 92122-3055 USA	15,000	0.01%	15,000	30,000	0.02%	30,000	0	0.00%
93	INVESTOR COMPANY ITF Marvin Wieler Account # 3939B6J 3rd Floor, 77 BLOOR ST. W. PO Box 5999 Station F TORONTO, ON M5S 1M2	15,000	0.01%	15,000	30,000	0.02%	30,000	0	0.00%
94	SHU YI LO 835 LAIRD CRT Burnaby, BC V5B 0A6	18,000	0.01%	18,000	36,000	0.03%	36,000	0	0.00%
95	Canaccord Genuity Corp. IN TRUST FOR TIM-FREDERIK KOHLER Account # 65LG99A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	20,000	0.01%	20,000	40,000	0.03%	40,000	0	0.00%
96	MENG-JU HO 687 KENENG CRT COQUITLAM, BC V3J 7T6	20,000	0.01%	20,000	40,000	0.03%	40,000	0	0.00%
97	Canaccord Genuity Corp. IN TRUST FOR JAMIE KEECH Account # 65L201A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	21,500	0.02%	21,500	43,000	0.03%	43,000	0	0.00%
98	Canaccord Genuity Corp. IN TRUST FOR CHRISTOPHER SHEPHERD Account # 65LG87A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	21,500	0.02%	21,500	43,000	0.03%	43,000	0	0.00%
99	Canaccord Genuity Corp. IN TRUST FOR ERIC MARINACCI Account # 65LH29A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	21,500	0.02%	21,500	43,000	0.03%	43,000	0	0.00%

40

100	Canaccord Genuity Corp. IN TRUST FOR JENNIFER KIM Account # 65LH28A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	21,500	0.02%	21,500	43,000	0.03%	43,000	0	0.00%
101	Canaccord Genuity Corp. IN TRUST FOR MUHAMAD FAIZUL RAMLI Account # 65LG79A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	22,500	0.02%	22,500	45,000	0.03%	45,000	0	0.00%
102	Canaccord Genuity Corp. IN TRUST FOR HASAN HERBERT Account # 65LH27A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	24,500	0.02%	24,500	49,000	0.03%	49,000	0	0.00%
103	Canaccord Genuity Corp. IN TRUST FOR HASMUKH PATEL Account # 65LG95A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	25,000	0.02%	25,000	50,000	0.03%	50,000	0	0.00%
104	Canaccord Genuity Corp. IN TRUST FOR LACHLAN MINETT Account # 65L202A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	26,000	0.02%	26,000	52,000	0.04%	52,000	0	0.00%
105	Canaccord Genuity Corp. IN TRUST FOR SEAN DE WITT Account # 65B670V1 2200-609 Granville Street Vancouver, BC V7Y 1H2	28,000	0.02%	28,000	56,000	0.04%	56,000	0	0.00%
106	Steven Yun 3458 Mons Drive Vancouver, BC V5M 3E6	28,000	0.02%	28,000	56,000	0.04%	56,000	0	0.00%
107	Canaccord Genuity Corp. IN TRUST FOR MATTHEW DELLIT Account # 65LF81A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	28,500	0.02%	28,500	57,000	0.04%	57,000	0	0.00%
108	Canaccord Genuity Corp. IN TRUST FOR VESPER CAPITAL LTD Account # 31FU15A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	28,500	0.02%	28,500	57,000	0.04%	57,000	0	0.00%

41

109	Canaccord Genuity Corp. IN TRUST FOR JONATHAN YAN Account # 65LG74A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	29,000	0.02%	29,000	58,000	0.04%	58,000	0	0.00%
110	Canaccord Genuity Corp. IN TRUST FOR KANDIAH KANAGARAJAH Account # 20MH28A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	30,000	0.02%	30,000	60,000	0.04%	60,000	0	0.00%
111	Canaccord Genuity Corp. IN TRUST FOR IGNACIO LOYOLA IZUZQUIZA SERRANO Account # 65L193A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	30,000	0.02%	30,000	60,000	0.04%	60,000	0	0.00%
112	Canaccord Genuity Corp. IN TRUST FOR SYLVAIN LAMBERT Account # 65J379S1 2200-609 Granville Street Vancouver, BC V7Y 1H2	30,000	0.02%	30,000	60,000	0.04%	60,000	0	0.00%
113	Canaccord Genuity Corp. IN TRUST FOR 2641916 ONTARIO INC Account # 65LG64A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	30,000	0.02%	30,000	60,000	0.04%	60,000	0	0.00%
114	Canaccord Genuity Corp. IN TRUST FOR DANIEL RODRIGUEZ Account # 65LG75A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	30,000	0.02%	30,000	60,000	0.04%	60,000	0	0.00%
115	Canaccord Genuity Corp. IN TRUST FOR GEROLF DE WIN Account # 65LF89A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	30,000	0.02%	30,000	60,000	0.04%	60,000	0	0.00%
116	Canaccord Genuity Corp. IN TRUST FOR JOHANNES SCHUNTER Account # 65L261A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	30,000	0.02%	30,000	60,000	0.04%	60,000	0	0.00%

42

117	Canaccord Genuity Corp. IN TRUST FOR EDWARD JOHN FOURNIER Account # 65LH24A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	30,000	0.02%	30,000	60,000	0.04%	60,000	0	0.00%
118	Canaccord Genuity Corp. IN TRUST FOR RONALD-MARK/JOSEPHIN DEACON/MULLIGAN Account # 65LG86A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	30,000	0.02%	30,000	60,000	0.04%	60,000	0	0.00%
119	Canaccord Genuity Corp. IN TRUST FOR THOMAS HOFMANN Account # 65LG25A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	30,000	0.02%	30,000	60,000	0.04%	60,000	0	0.00%
120	Stephen R. Bickel 36 Sea Vista Drive Palm Coast, FL 32137-2502 USA	30,000	0.02%	30,000	60,000	0.04%	60,000	0	0.00%
121	Heinz Panning 37 Jalan Pemimpin, #07-04/05, Mapex Building Singapore 577177	30,000	0.02%	30,000	60,000	0.04%	60,000	0	0.00%
122	INVESTOR COMPANY ITF Scott Musgrove Account # 800543A 3rd Floor, 77 BLOOR ST. W. PO Box 5999 Station F TORONTO, ON M5S 1M2	30,000	0.02%	30,000	60,000	0.04%	60,000	0	0.00%
123	Canaccord Genuity Corp. IN TRUST FOR REID-ANDERSON PTY LT Account # 31FP59A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	40,000	0.03%	40,000	80,000	0.06%	80,000	0	0.00%
124	Canaccord Genuity Corp. IN TRUST FOR ALEXANDER GOUGH Account # 65LH05A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	40,000	0.03%	40,000	80,000	0.06%	80,000	0	0.00%
125	Victor Dario HOF Himmelrich 3 Barr Zug 6340 Switzerland	40,000	0.03%	40,000	80,000	0.06%	80,000	0	0.00%

43

126	Canaccord Genuity Corp. IN TRUST FOR FREDERIC COTE Account # 65LG78A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	42,000	0.03%	42,000	84,000	0.06%	84,000	0	0.00%
127	Canaccord Genuity Corp. IN TRUST FOR MICHEL COTE Account # 65LG96A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	42,000	0.03%	42,000	84,000	0.06%	84,000	0	0.00%
128	Canaccord Genuity Corp. IN TRUST FOR R &/OR J WONG/CAO Account # 65LF34A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	42,850	0.03%	42,850	85,700	0.06%	85,700	0	0.00%
129	Canaccord Genuity Corp. IN TRUST FOR MARCO TRINKL Account # 65LG94A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	43,000	0.03%	43,000	86,000	0.06%	86,000	0	0.00%
130	Canaccord Genuity Corp. IN TRUST FOR CHRISTOPHER JANSMA Account # 65LC05A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	50,000	0.03%	50,000	100,000	0.07%	100,000	0	0.00%
131	Canaccord Genuity Corp. IN TRUST FOR MARCEL DEGROOT Account # 65B294V1 2200-609 Granville Street Vancouver, BC V7Y 1H2	50,000	0.03%	50,000	100,000	0.07%	100,000	0	0.00%
132	Canaccord Genuity Corp. IN TRUST FOR BENJAMIN VOS Account # 65LH10A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	50,000	0.03%	50,000	100,000	0.07%	100,000	0	0.00%

44

133	Canaccord Genuity Corp. IN TRUST FOR CHET TERNG LAU Account # 65LG10A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	50,000	0.03%	50,000	100,000	0.07%	100,000	0	0.00%
134	Canaccord Genuity Corp. IN TRUST FOR POUL ANDERS LASSEN Account # 65LG06A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	50,000	0.03%	50,000	100,000	0.07%	100,000	0	0.00%
135	Thomas Humphreys 3761 St. Pauls Avenue North Vancouver, BC V7N 1T2	50,000	0.03%	50,000	100,000	0.07%	100,000	0	0.00%
136	Dale Michael Johannesen 301-133 Esplanade E North Vancouver, BC V7L 1A1	50,000	0.03%	50,000	100,000	0.07%	100,000	0	0.00%
137	David E Erfle 762 Oakglade Dr Monrovia, CA 91016-1718 USA	50,000	0.03%	50,000	100,000	0.07%	100,000	0	0.00%
138	Shun Chin 9331 Bakerview Drive Richmond, BC V7A 129	50,000	0.03%	50,000	100,000	0.07%	100,000	0	0.00%
139	Canaccord Genuity Corp. IN TRUST FOR ETENDEKA PTY LTD ATF Account # 31FU20A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	51,000	0.04%	51,000	102,000	0.07%	102,000	0	0.00%
140	Canaccord Genuity Corp. IN TRUST FOR MATTHEW KAEMPF Account # 65L207A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	57,000	0.04%	57,000	114,000	0.08%	114,000	0	0.00%
141	Ronald-Peter Stoeferle Sepp Hubatsch-Gasse 10 2344 Maria Enzersdorf Austria	57,000	0.04%	57,000	114,000	0.08%	114,000	0	0.00%

45

142	Canaccord Genuity Corp. IN TRUST FOR LMT INVESTMENTS PTY Account # 31FU18A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	60,000	0.04%	60,000	120,000	0.08%	120,000	0	0.00%
143	Canaccord Genuity Corp. IN TRUST FOR KEVIN BRADLEY Account # 65LH02A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	60,000	0.04%	60,000	120,000	0.08%	120,000	0	0.00%
144	Canaccord Genuity Corp. IN TRUST FOR OLIJA HOLDINGS PTE L Account # 31FU19A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	60,000	0.04%	60,000	120,000	0.08%	120,000	0	0.00%
145	Canaccord Genuity Corp. IN TRUST FOR ROBERT ROTHMAN Account # 65LG98A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	60,000	0.04%	60,000	120,000	0.08%	120,000	0	0.00%
146	Canaccord Genuity Corp. IN TRUST FOR MICHAEL LEUNG CHEE HANG Account # 65L203A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	60,000	0.04%	60,000	120,000	0.08%	120,000	0	0.00%
147	Kofalt Limited APDO 0832-1665, World Trade Center Panama City, Panama	60,000	0.04%	60,000	120,000	0.08%	120,000	0	0.00%
148	Tjeerdo Polderman 503-151 West 2nd Street North Vancouver, BC V7M 3P1	60,000	0.04%	60,000	120,000	0.08%	120,000	0	0.00%
149	Kim Obermair 3 Walnut Way Annandale, NJ 08801-3377 USA	60,000	0.04%	60,000	120,000	0.08%	120,000	0	0.00%
150	538800 BC Ltd 1030 Groveland Place West Vancouver, BC V7S 1Z5	65,000	0.05%	65,000	130,000	0.09%	130,000	0	0.00%

46

151	D. Bruce McLeod 1030 Groveland Place West Vancouver, BC V7S 1Z5	65,000	0.05%	65,000	130,000	0.09%	130,000	0	0.00%
152	Canaccord Genuity Corp. IN TRUST FOR CLAUS BOGH Account # 65LG90A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	70,000	0.05%	70,000	140,000	0.10%	140,000	0	0.00%
153	Canaccord Genuity Corp. IN TRUST FOR MITCHELL SHILLER Account # 65LG63A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	70,000	0.05%	70,000	140,000	0.10%	140,000	0	0.00%
154	Lepp Lee 6119 Ross St Vancouver, BC V5W 3L1	70,000	0.05%	70,000	140,000	0.10%	140,000	0	0.00%
155	INVESTOR COMPANY ITF DANIELLA DIMITROV 77 BLOOR ST. W. THIRD FLOOR, TORONTO, ON M5S 1M2 ACCOUNT: 17B4YS-S, DANIELLA DIMITROV	71,500	0.05%	71,500	143,000	0.10%	143,000	0	0.00%
156	Canaccord Genuity Corp. IN TRUST FOR JAROD SEAH Account # 65L182A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	75,000	0.05%	75,000	150,000	0.10%	150,000	0	0.00%
157	Canaccord Genuity Corp. IN TRUST FOR DAVID VOKES Account # 65LH07A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	80,000	0.06%	80,000	160,000	0.11%	160,000	0	0.00%
158	Canaccord Genuity Corp. IN TRUST FOR JOHN/DAVONE CHOW Account # 65LG82A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	85,000	0.06%	85,000	170,000	0.12%	170,000	0	0.00%

47

159	Canaccord Genuity Corp. IN TRUST FOR LOIC CAZAUBON Account # 65LH06A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	85,000	0.06%	85,000	170,000	0.12%	170,000	0	0.00%
160	Canaccord Genuity Corp. IN TRUST FOR 1568192 ONTARIO INC Account # 65LG07A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
161	Canaccord Genuity Corp. IN TRUST FOR KELLY L DEGROOT Account # 65B281S2 2200-609 Granville Street Vancouver, BC V7Y 1H2	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
162	Canaccord Genuity Corp. ITF T&L CATTLE LTD. Account # 65H112A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
163	Canaccord Genuity Corp. IN TRUST FOR 1471159 ONTARIO LTD Account # 65LG60A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
164	Canaccord Genuity Corp. IN TRUST FOR PATRICK LANGLOIS Account # 65LG62A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
165	Canaccord Genuity Corp. IN TRUST FOR PEER SCHLEYERBACH Account # 65LH04A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%

48

166	Canaccord Genuity Corp. IN TRUST FOR STEPHEN DEJONG Account # 65LH39A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
167	Charlotte Skinner 2460 Ottawa Avenue West Vancouver, BC V7V 2T1	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
168	SAIF AHMAD SIDDIQUI 15612 NE 59th Way Redmond, WA 98052-4818 USA	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
169	INVESTOR COMPANY ITF Gavin Munday Account # 743490E 3rd Floor, 77 BLOOR ST. W. PO Box 5999 Station F TORONTO, ON M5S 1M2	100,000	0.07%	100,000	200,000	0.14%	200,000	0	0.00%
170	Canaccord Genuity Corp. IN TRUST FOR JONAS FONG Account # 65LG91A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	114,500	0.08%	114,500	229,000	0.16%	229,000	0	0.00%
171	Canaccord Genuity Corp. IN TRUST FOR THE INVESTMENT MANAGEMENT COMPANY LIMITED Account # 31FT85A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	130,000	0.09%	130,000	260,000	0.18%	260,000	0	0.00%
172	Canaccord Genuity Corp. IN TRUST FOR KARSTEN ELLINGSEN AS Account # 31FU14A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	140,000	0.10%	140,000	280,000	0.20%	280,000	0	0.00%
173	Canaccord Genuity Corp. IN TRUST FOR JAY CURRIE Account # 65LH03A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	143,000	0.10%	143,000	286,000	0.20%	286,000	0	0.00%

49

174	Andrew Kaip 127 Kingsway Cres. Toronto, ON M8X 2S3	143,000	0.10%	143,000	286,000	0.20%	286,000	0	0.00%
175	Fausto Di Trapani 3461 Blenheim Street Vancouver, BC V6L 2X8	145,000	0.10%	145,000	290,000	0.20%	290,000	0	0.00%
176	Canaccord Genuity Corp. IN TRUST FOR DAVID DE WITT Account # 65B321A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	150,000	0.10%	150,000	300,000	0.21%	300,000	0	0.00%
177	Canaccord Genuity Corp. IN TRUST FOR LIJUKA TRUST Account # 31FT75A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	150,000	0.10%	150,000	300,000	0.21%	300,000	0	0.00%
178	Canaccord Genuity Corp. IN TRUST FOR ROBERT KOOMEN Account # 65LG93A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	150,000	0.10%	150,000	300,000	0.21%	300,000	0	0.00%
179	Canaccord Genuity Corp. IN TRUST FOR THE UPSHON FAMILY TRUST Account # 31FU17A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	160,000	0.11%	160,000	320,000	0.22%	320,000	0	0.00%
180	GUNDYCO ITF Romeo and Bea D’Angela 22 Front St. W 4th Floor, Toronto, Ontario M5J 2W5	200,000	0.14%	200,000	400,000	0.28%	400,000	0	0.00%
181	Canaccord Genuity Corp. IN TRUST FOR AVISHAY AYALON Account # 65LC95A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	215,000	0.15%	215,000	430,000	0.30%	430,000	0	0.00%
182	Canaccord Genuity Corp. IN TRUST FOR MELTEMI VENTURES S.R Account # 31FU16A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	220,000	0.15%	220,000	440,000	0.31%	440,000	0	0.00%

50

183	Canaccord Genuity Corp. IN TRUST FOR EMMANUEL DENIS Account # 65LG02A1 2200-609 Granville Street Vancouver, BC V7Y 1H2	285,000	0.20%	285,000	570,000	0.40%	570,000	0	0.00%
184	Merlin Management S.A. Wickhams Cay 1, Road Town Tortola, British Virgin Islands	285,000	0.20%	285,000	570,000	0.40%	570,000	0	0.00%
185	Matthew D Huff 4217 Calmont Ave Fort Worth, TX 76107-4310 USA	541,000	0.38%	541,000	1,082,000	0.76%	1,082,000	0	0.00%
186	INVESTOR COMPANY ITF Christina Munday Account # 27L732A 3rd Floor, 77 BLOOR ST. W. PO Box 5999 Station F TORONTO, ON M5S 1M2	569,000	0.40%	569,000	1,138,000	0.80%	1,138,000	0	0.00%
187	GUNDYCO ITF D’Angela Family Investments 22 Front St. W 4th Floor, Toronto, Ontario M5J 2W5	1,704,379	1.19%	1,704,379	3,408,758	2.38%	3,408,758	0	0.00%
188	Joanne Yan 2101-1680 Bayshore Dr. Vancouver, BC V6G 3H6	150,000	0.10%	150,000	300,000	0.21%	300,000	0	0.00%
189	Jie Yang 3948 West 24th Ave. Vancouver, BC V6S 1M2	150,000	0.10%	150,000	300,000	0.21%	300,000	0	0.00%
190	599189 British Columbia Ltd. 1890 Waterloo St. Vancouver, BC V6R 3G4	150,000	0.10%	150,000	300,000	0.21%	300,000	0	0.00%
191	Junkui Tu Suite 1103 - 23 Sheppard Ave East North York, ON M2N 0C8	90,000	0.06%	90,000	180,000	0.13%	180,000	0	0.00%
192	Erwin Speckert 1069 Loggers Crossing Lane Minden, ON K0M 2K0	234,000	0.16%	160,000	394,000	0.28%	320,000	74,000	0.05%
193	William James Perry The Old Stable House Chilland Lane, Martyr Worthy Winchester S021 1EB, UK	93,643	0.07%	77,143	170,786	0.12%	154,286	16,500	0.01%
194	Sebastien de Montessus 50 Sheffield Terrace W8 7NA London UK	971,428	0.68%	971,428	1,942,856	1.36%	1,942,856	0	0.00%

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195	Guillaume Clignet Discovery Gardens Building 102, Apt 212 Dubai, UAE	971,428	0.68%	971,428	1,942,856	1.36%	1,942,856	0	0.00%
196	Sebastian Marr 59 Studdidge Street London, SW6 3SL, UK	9,063,200	6.33%	11,854,484	20,917,684	14.62%	12,154,484	8,763,200	6.12%
197	Dr. Marshall Arlin 15411 Victoria Ave. White Rock, BC V4B 1H4	10,000	0.01%	10,000	20,000	0.01%	20,000	0	0.00%
198	Samuel Ash 2W Market Avenue Kellogg, Idaho USA 83837	77,143	0.05%	77,143	154,286	0.11%	154,286	0	0.00%
199	BMO Nesbitt Burns ITF Gemstone 102 Ltd. Suite 1301-885 West Georgia Street Vancouver, BC V6C 3E8	17,545,006	12.26%	7,492,593	25,037,599	17.49%	12,491,878	12,545,721	8.77%
200	MTNASH Investment Management LLC 99 Wall Street STE 1900 New York, NY 10005 USA	571,000	0.40%	571,000	1,142,000	0.80%	1,142,000	0	0.00%
201	J Matthew Fifield 13 Sirius Cove Road Mosman, NSW 2088	285,714	0.20%	285,714	571,428	0.40%	571,428	0	0.00%
202	Fairview Gold Fund I, LP 119 S. Main Street, Suite 410 Seattle, WA 98104	71,500	0.05%	71,500	143,000	0.10%	143,000	0	0.00%
203	FP Credit, LLC 119 S. Main Street, Suite 410 Seattle, WA 98104	42,750	0.03%	42,750	85,500	0.06%	85,500	0	0.00%
204	Dardan Holdings Ltd. One Ocean Paradise Island Drive Nassau, Bahamas	8,222,857	5.75%	1,622,857	9,845,714	6.88%	2,445,714	7,400,000	5.17%
205	Richard Williams 107 Glenview Avenue Toronto, ON M4R 1R1	1,214,286	0.85%	214,286	1,428,572	1.00%	428,572	1,000,000	0.70%
206	Merk Investments fao ASA Gold and Precious Metals Limited 44 Montgomery St. Suite 3730 San Francisco, CA 94104 USA	3,464,957	2.42%	3,464,957	6,929,914	4.84%	6,929,914	0	0.00%
207	Jayvee & Co. 1 York StreetSuite 900 Toronto, Ontario M5J 0B6 CIBC Mellon Global Securities Services	9,500,000	6.64%	9,500,000	19,000,000	13.28%	19,000,000	0	0.00%

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208	Amir Bem 25 Sable Street Toronto, ON M6M 3K8	186,667	0.13%	7,386,666	7,573,333	5.29%	7,386,666	186,667	0.13%
209	Bruce Reid 46 Halford Ave. Toronto, ON M6S 4E9	0	0.00%	933,334	933,334	0.65%	933,334	0	0.00%
210	Douglas Hamilton 834 Wellington St. London, ON N6A 3S7	30,000	0.02%	30,000	60,000	0.04%	30,000	30,000	0.02%
211	Mark Greaves 110 Fitzwilliam Blvd. London, ON N6H 5H4	13,334	0.01%	13,333	26,667	0.02%	13,333	13,334	0.01%
212	TD Wealth Private Investment Advice, ITF Jeffrey Fuller A/C 7BNR00J, 220 Commerce Valley Drive West, 3rd Floor, Markham, ON L3T 0A8	816,667	0.57%	816,667	1,633,334	1.14%	816,667	816,667	0.57%
213	GUNDYCO ITF Wayne Parsons 22 Front Street, 4th Floor Toronto, ON M5J 2W5	5,586,671	3.90%	4,773,333	10,360,004	7.24%	4,773,333	5,586,671	3.90%
214	Todd Hennis 15100 Foothill Rd. Golden Colorado 80401 USA	33,334	0.02%	63,334	96,668	0.07%	63,334	33,334	0.02%
215	Nicholas Konkin 69 Leacrest Road, Apt. 8 Toronto, ON M4G 1E5	0	0.00%	12,533	12,534	0.01%	12,533	0	0.00%
216	Haywood Securities Inc. 700-200 Burrard St. Vancouver, BC V6C 3L6	77,143	0.05%	20,000	97,143	0.07%	20,000	77,143	0.05%
217	PI Financial Corp. 1900-666 Burrard Street Vancouver, BC V6C 3N1	20,000	0.01%	20,000	40,000	0.03%	20,000	20,000	0.01%
218	GMP Securities L.P. ITF A/C 400-XPG0-E 145 King Street West, Suite 300 Toronto, ON M5H 1J8	200,000	0.14%	200,000	400,000	0.28%	200,000	200,000	0.14%
219	Maria Bruzzese 18 King Street East, Suite 902 Toronto, ON M5C 1C4	40,000	0.03%	40,000	80,000	0.06%	40,000	40,000	0.03%
220	Rensburg Client Nominees Limited A/C CLT, 100 Old Hall Street Liverpool, UK L3 9AB	200,000	0.14%	200,000	400,000	0.28%	200,000	200,000	0.14%
221	Hummingbird Resources PLC, 26 Mount Row, London W1K 3SQ England, UK	9,625,837	6.73%	2,660,000	12,285,837	8.58%	8,232,980	4,052,857	2.83%
222	Manish Kotecha, 56 Longley Road, Harrow, UK HA1 4TH	340,000	0.24%	340,000	680,000	0.48%	340,000	340,000	0.24%

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223	Carol Stefopulos, 712 Rossland Road East, Suite 302, Whitby, ON L1N 938	400,000	0.28%	400,000	800,000	0.56%	400,000	400,000	0.28%
224	Metaltail Ltd., Suite 011, Grand Baie Business Park Avenue Gerenium & Reservoir Road, Grand Baie, Mauritius 30510	1,000,000	0.70%	1,000,000	2,000,000	1.40%	1,000,000	1,000,000	0.70%
225	Peterson Law Professional Corporation, 18 King Street East, Suite 902, Toronto, ON M5C 1C4	2,000,000	1.40%	2,000,000	4,000,000	2.79%	2,000,000	2,000,000	1.40%
226	John Patrick Ryan 703 Highview Drive Wyckoff, NJ 07481	1,266,666	0.89%	986,666	2,253,332	1.57%	986,666	1,266,666	0.89%
227	Vincenza Pratt 703 Highview Drive Wyckoff, NJ 07481	0	0.00%	200,000	200,000	0.14%	200,000	0	0.00%
228	Howard Schraub 721 Fifth Avenue Apt. 54H New York, NY 10022	0	0.00%	50,000	50,000	0.03%	50,000	0	0.00%
229	National Bank Financial Inc. ITF Sprott Capital Partners LP A/C 41SEH0A, M100 – 1010 de la Gauchetiere St. West, Montreal, QC H3B 5J2	2,591,925	1.81%	2,591,925	5,183,850	3.62%	5,183,850	0	0.00%
230	Fidelity Clearing Canada in trust for “7AW” inventory, 200 – 483 Bay St., South Tower, Toronto, ON M5G 2N7	647,982	0.45%	647,982	1,295,964	0.91%	1,295,964	0	0.00%
TOTAL		113,159,795		99,017,713	212,177,711		166,114,748	46,062,760
All directors and officers as a group (5 persons)		25,839,772	18.05%	13,694,021	39,533,793	27.62%	19,134,735	20,399,058	14.25%

Notes:

(1)	This table is based upon information supplied by the selling shareholders, which information may not be accurate as of the date hereof. We have determined beneficial ownership in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a selling shareholder, shares issuable upon the exercise of warrants are included with respect to that selling shareholder. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling shareholders named in the table above have sole voting and investment power with respect to all Common Shares that they beneficially own, subject to applicable community property laws. Applicable percentages are based on 143,117,455 Common Shares outstanding on October 23, 2020, adjusted as required by rules promulgated by the SEC.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of consists of 750,000,000 Common Shares with a par value of $0.000001 per Common Share and 10,000,000 preferred shares with a par value of $0.000001 per preferred share. As of October 23, 2020 there were 143,117,455 Common Shares outstanding.

The following description of our Common Shares and provisions of our articles of association and by-laws is only a summary. Investors are directed for a complete description of the terms and provisions of our articles and by-laws, which are exhibits to the registration statement which contains this Prospectus. We encourage you to review complete copies of our articles and by-laws.

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Voting Rights

Holders of the Common Shares are entitled to one vote per share on all matters to be voted upon by the shareholder.

Dividend Rights

Holders of Common Shares are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available for dividends.

Liquidation Rights

Upon the liquidation, dissolution, or winding up of our company, the holders of Common Shares are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities.

Conversion and Redemption

Holders of Common Shares have no preemptive, subscription, redemption or conversion rights.

Change of Control

Nevada’s “Acquisition of Controlling Interest Statute” applies to Nevada corporations that have at least 200 shareholders, with at least 100 shareholders of record being Nevada residents and that do business directly or indirectly in Nevada. Where applicable, the statute prohibits an acquiror from voting shares of a target company’s stock after exceeding certain threshold ownership percentages, until the acquiror provides certain information to the company and a majority of the disinterested shareholders vote to restore the voting rights of the acquiror’s shares at a meeting called at the request and expense of the acquiror. If the voting rights of such shares are restored, shareholders voting against such restoration may demand payment for the “fair value” of their shares. The Nevada statute also restricts a “business combination” with “interested shareholders”, unless certain conditions are met, with respect to corporations which have at least 200 shareholders of record. A “combination” includes:

(i)	any merger with an “interested shareholder,” or any other corporation which is or after the merger would be, an affiliate or associate of the interested shareholder;
(ii)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, to an “interested shareholder,” having an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s assets; an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or representing 10% or more of the earning power or net income of the corporation;
(iii)	any issuance or transfer of shares of the corporation or its subsidiaries, having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation to the “interested shareholder”
(iv)	the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the “interested shareholder”;
(v)	certain transactions which would result in increasing the proportionate percentage of shares of the corporation owned by the “interested shareholder”; or
(vi)	the receipt of benefits, except proportionately as a shareholder, of any loans, advances or other financial benefits by an “interested shareholder.”

An “interested shareholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10% or more of the corporation’s voting stock. A corporation to which this statute applies may not engage in a “combination” within three years after the interested shareholder acquired its shares, unless the combination or the interested shareholder’s acquisition of shares was approved by the board of directors before the interested shareholder acquired the shares. If this approval was not obtained, then after the three-year period expires, the combination may be consummated if all applicable statutory requirements are met.

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Approval of mergers, conversion, amendments to the articles of incorporation, and sales, leases or exchanges of all of the property or assets of a corporation, whether or not in the ordinary course of business, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the articles of incorporation, no vote of shareholders of the corporation surviving a merger is necessary if:

(i)	the merger does not amend the articles of incorporation of the corporation;
(ii)	each outstanding share immediately prior to the merger is to be an identical share after the merger;
(iii)	The number of voting shares outstanding immediately after the merger, plus the number of voting issued as a result of the merger, either by the conversion of shares securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and
(iv)	the number of participating shares (i.e. shares that entitle their holders to participate without limitation in distribution) outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

PLAN OF DISTRIBUTION

We are registering the Common Shares to permit the resale of those Common Shares under the Securities Act from time to time after the date of this Prospectus at the discretion of the holders of such Common Shares. We will not receive any of the proceeds from the sale by the selling shareholders of the Common Shares. We will bear all fees and expenses incident to our obligation to register the Common Shares.

Each selling shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Common Shares on the CSE, or any other stock exchange, market, quotation service or trading facility on which the shares are traded or in private transactions, provided that all applicable Canadian laws and other applicable local laws are satisfied. The selling shareholders may also sell their Common Shares directly or through one or more underwriters, broker-dealers, or agents. If the Common Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;
●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares pursuant to Rule 144 under the Securities Act, if available, rather than under this Prospectus.

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Any Common Shares offered by a selling shareholder by this Prospectus that were acquired in the private placement offering that closed on August 14, 2020 remain subject to Canadian resale restrictions which provide that unless permitted under Canadian securities legislation, a selling shareholder must not trade those Common Shares before December 15, 2020.

Any Common Shares offered by a selling shareholder by this Prospectus that were acquired in the private placement offering that closed on August 25, 2020 remain subject to Canadian resale restrictions which provide that unless permitted under Canadian securities legislation, a selling shareholder must not trade those Common Shares before December 26, 2020.

If the selling shareholders effect such transactions by selling Common Shares to or through underwriters, broker-dealers, or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from the selling shareholders or commissions from purchasers of the Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, broker-dealers, or agents may be in excess of those customary in the types of transactions involved). Broker-dealers engaged by any selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with sales of Common Shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Shares in the course of hedging in positions they assume. The selling shareholders may also sell Common Shares short and deliver Common Shares covered by this Prospectus to close out their short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge Common Shares to broker-dealers that in turn may sell such Common Shares. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Common Shares offered by this Prospectus, which Common Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of any Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Common Shares is made, a prospectus supplement, if required, will be distributed that will set forth the aggregate amount of Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions, and other terms constituting compensation from the selling shareholders and any discounts, commissions, or concessions allowed or re-allowed or paid to broker-dealers.

Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Shares.

Because the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. Once this registration statement becomes effective we intend to file the final prospectus with the SEC in accordance with SEC Rules 172 and 424. Provided we are not the subject of any SEC stop orders and we are not subject to any cease and desist proceedings, the obligation to deliver a final prospectus to a purchaser will be deemed to have been met.

There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

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Under the securities laws of some states, the Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless such shares have been registered or qualified for sale in such state, or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the Common Shares registered pursuant to the registration statement of which this Prospectus forms a part.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Common Shares may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Common Shares by the selling shareholders or any other person. All of the foregoing provisions may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

We will pay all expenses of the registration of the Common Shares, estimated to be approximately $55,000 in total, including, without limitation, SEC filing fees, expenses of compliance with state securities or “blue sky” laws, and legal and accounting fees; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with applicable registration rights agreements, if any, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this Prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the Common Shares may be resold by the selling shareholders without registration and without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or (ii) all of the Common Shares have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

Once sold under the registration statement of which this Prospectus forms a part, the Common Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL PROCEEDINGS

There are no material pending legal proceedings to which we are a party or to which any of our property is subject, nor are there any such proceedings known to be contemplated by governmental authorities. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Financial Statements included in this Prospectus and in the registration statement have been audited by MNP LLP and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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The validity of the issuance of the Common Shares hereby will be passed upon for us by J.P. Galda & Co., 40 East Montgomery Avenue, LTW 220 Ardmore , PA 19003.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table shows the fees paid or accrued by us for the audit and other services provided by MNP LLP for the fiscal periods shown.

Financial Year Ending	Audit Fees(1)	Audit Related Fees(2)	Tax Fees(3)	All Other Fees(4)
June 30, 2020	$53,000	$46,450	Nil	Nil
June 30, 2019	$40,000	$40,000	Nil	Nil

Notes:

(1)	The aggregate fees billed for professional services rendered by the auditor for the audit of the Company’s annual financial statements.
(2)	Aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not disclosed in the “Audit Fees” column.
(3)	Aggregate fees billed for tax compliance, advice and planning.
(4)	All other fees consist of fees recorded for professional services rendered for the Form S-1.

The Audit Committee has been recently constituted and will pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in accordance with the rules and regulations promulgated under the Exchange Act. The Board pre-approved 100% of the audit, audit-related and tax services performed by the independent registered public accounting firm for the fiscal years ended June 30, 2020 and 2019. The percentage of hours expended on the principal accountant’s engagement to audit the Company’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employee was 0%.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT

LIABILITIES

Nevada law allows a corporation to indemnify its directors, officers, employees and agents against all reasonable expenses (including attorneys’ fees and amounts paid in settlement) and, provided that such individual, or indemnitee, acted in good faith and for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had reasonable grounds to believe his or her conduct was lawful. Nevada law authorizes a corporation to indemnify its directors, officers, employees and agents against all reasonable expenses including amounts paid in settlement and attorneys’ fees in connection with a lawsuit by or in the right of the corporation to procure a judgment in its favor if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be paid as to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless it is determined by the court making such adjudication of liability that, despite such finding, such person is fairly and reasonably entitled for such expenses deemed proper.

Nevada law also provides for discretionary indemnification made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made either:

(i)	by the shareholders;
(ii)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding;
(iii)	if a majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding so orders, by independent legal counsel in a written opinion; or
(iv)	if a quorum consisting of directors who were not parties to the actions, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

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The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the actions, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions do not affect any right to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Nevada law does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. In addition, indemnification continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

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FINANCIAL STATEMENTS

Our audited financial statements as of and for the fiscal years ended June 30, 2020 and 2019.

BUNKER HILL MINING CORP

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2020 AND 2019

(EXPRESSED IN UNITED STATES DOLLARS)

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Bunker Hill Mining Corp. (formerly Liberty Silver Corp.)

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Bunker Hill Mining Corp. (the Company) as of June 30, 2020 and 2019, and the related consolidated statements of loss and comprehensive loss, cash flows, and changes in shareholders’ deficiency for each of the years in the two year period ended June 30, 2020, and the related notes (collectively referred to as the consolidated financial statements).

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 2020 and 2019, and the results of its consolidated operations and its consolidated cash flows for each of the years in the two year period ended June 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered an accumulated deficit and recurring net losses and does not have sufficient working capital which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Chartered Professional Accountants Licensed Public Accountants

We have served as the Company’s auditor since 2014. Mississauga, ON

September 17, 2020

/s/ MNP, LLP

62

Bunker Hill Mining Corp. Consolidated Balance Sheets (Expressed in United States Dollars)

	As at June 30, 2020	As at June 30, 2019
ASSETS

Current assets
Cash and cash equivalents	$61,973	$28,064
Accounts receivable	78,692	42,864
Prepaid expenses	102,714	35,172
Total current assets	243,379	106,100

Non-current assets
Equipment (note 5)	207,810	52,050
Right-of-use assets (note 6)	212,755	-
Long term deposit	68,939	68,939
Mining interests (note 7)	1	1

Total assets	$732,884	227,090

EQUITY AND LIABILITIES

Current liabilities
Accounts payable (notes 7 and 16)	$3,431,699	2,170,398
Accrued liabilities (notes 7 and 14)	6,149,448	2,896,025
Other liabilities	-	57,307
DSU liability (note 13)	549,664	-
Interest payable (notes 8 and 9)	403,933	201,507
Convertible loan payable (note 8)	1,600,000	1,744,327
Promissory notes payable (note 9)	836,592	-
Current portion of lease liability (note 10)	102,027	-
Total current liabilities	13,073,363	7,069,564

Non-current liabilities
Lease liability (note 10)	112,712	-
Derivative warrant liability (notes 8, 9 and 11)	18,763,797	116,809
Total liabilities	31,949,872	7,186,373

Shareholders’ Deficiency
Preferred shares, $0.000001 par value, 10,000,000 preferred shares authorized; Nil preferred shares issued and outstanding (note 11)	-	-
Common shares, $0.000001 par value, 750,000,000 common shares authorized; 79,259,940 and 15,811,396 common shares issued and outstanding, respectively (note 11)	79	16
Additional paid-in-capital (note 11)	30,212,754	24,284,765
Shares to be issued	549,363	107,337
Deficit accumulated during the exploration stage	(61,979,184)	(31,351,401)
Total shareholders’ deficiency	(31,216,988)	(6,959,283)
Total shareholders’ deficiency and liabilities	$732,884	227,090

The accompanying notes are an integral part of these consolidated financial statements.

63

Bunker Hill Mining Corp. Consolidated Statements of Loss and Comprehensive Loss (Expressed in United States Dollars)

	Year Ended June 30, 2020	Year Ended June 30, 2019
Operating expenses
Operation and administration (notes 11, 12 and 13)	$1,327,059	$1,189,226
Exploration	7,951,423	5,712,238
Legal and accounting	268,181	240,969
Consulting	553,152	266,998
Loss from operations	(10,099,815)	(7,409,431)
Other income or gain (expense or loss)
Change in derivative liability (notes 8, 9 and 11)	(18,843,947)	1,892,488
Accretion expense (notes 8 and 9)	(359,267)	(734,589)
Financing costs (note 9)	(30,000)	-
Loss on foreign exchange	(26,625)	(15,261)
Interest expense (notes 8 and 9)	(202,426)	(256,029)
Loss on sale of equipment	-	(10,930)
Loss on loan extinguishment (note 8)	(9,407)	(1,204,073)
Loss on debt settlement (note 11)	(1,056,296)	-
Loss before income tax	(30,627,783)	(7,737,825)
Provision for income taxes	-	-
Net loss and comprehensive loss for the year	$(30,627,783)	$(7,737,825)

Net loss per common share - basic and fully diluted	$(0.46)	$(1.96)
Weighted average number of common shares - basic and fully diluted	67,180,554	3,951,072

The accompanying notes are an integral part of these consolidated financial statements.

64

Bunker Hill Mining Corp. Consolidated Statements of Cash Flows (Expressed in United States Dollars)

	Year Ended June 30, 2020	Year Ended June 30, 2019
Operating activities
Net loss for the year	$(30,627,783)	$(7,737,825)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,047,388	43,403
Depreciation expense	123,956	9,897
Change in fair value of warrant liability	18,843,947	(1,892,488)
Accretion expense	359,267	734,589
Financing costs	30,000	-
Loss on sale of equipment	-	10,930
Loss on loan extinguishment	9,407	1,204,073
Interest expense on lease liability	27,062	-
Loss on debt settlement	1,056,296	-
Foreign exchange gain on re-translation of lease liability	(10,766)	-
Changes in operating assets and liabilities:
Accounts receivable	(35,828)	186,182
Deposit	-	90,248
Prepaid expenses	(67,542)	553,458
Long term deposit	-	(68,939)
Accounts payable	1,852,650	1,966,144
Accrued liabilities	3,253,423	2,421,011
Other liabilities	(11,117)	(110)
Interest payable	202,426	198,219
Net cash used in operating activities	(3,947,214)	(2,281,208)

Investing activities
Purchase of machinery and equipment	(219,528)	(6,555)
Proceeds on disposal of equipment	-	10,000
Net cash (used in) provided by investing activities	(219,528)	3,445

Financing activities
Proceeds from convertible loan payable	-	500,000
Proceeds from issuance of common stock, net of issue costs	2,428,530	1,195,830
Proceeds from warrants exercised	417,006	-
Shares to be issued	549,363	107,337
Lease payments	(120,690)	-
Proceeds from promissory notes	1,084,536	-
Repayment of promissory note	(158,094)	-
Net cash provided by financing activities	4,200,651	1,803,167

Net change in cash and cash equivalents	33,909	(474,596)
Cash and cash equivalents, beginning of year	28,064	502,660
Cash and cash equivalents, end of year	$61,973	$28,064

Supplemental disclosures

Non-cash activities:
Common stock issued to settle accounts payable, accrued liabilities and promissory notes	717,673	-
Common stock issued to settle convertible loan	300,000	100,000
Disposal of equipment used to settle accounts payable	-	20,930
Stock options exercised used to settle accrued liabilities	-	268,930

The accompanying notes are an integral part of these consolidated financial statements.

65

Bunker Hill Mining Corp. Consolidated Statements of Changes in Shareholders’ Deficiency (Expressed in United States Dollars)

					Deficit
					accumulated
	Common	Common			during the
	Stock	Stock	Additional	Shares to	exploration
	Shares	Amount	paid-in-capital	be issued	stage	Total
Balance, June 30, 2018	3,301,372	$3	$23,397,259	$-	$(23,613,576)	$(216,314)
Stock-based compensation	-	-	43,403	-	-	43,403
Units issued at $3.42 per share (i)	160,408	-	549,333	-	-	549,333
Units issued at $0.57 per share (ii)	645,866	1	365,340	-	-	365,341
Units issued at $0.04 per share (iii)	11,660,000	12	436,596	-	-	436,608
Stock options exercised	43,750	-	268,930	-	-	268,930
Issue costs	-	-	(55,452)	-	(55,452)
Shares to be issued	-	-	-	107,337	-	107,337
Warrant valuation	-	-	(720,644)	-	-	(720,644)
Net loss for the year	-	-	-	-	(7,737,825)	(7,737,825)
Balance, June 30, 2019	15,811,396	16	$24,284,765	$107,337	$(31,351,401)	$(6,959,283)

Stock-based compensation	-	-	497,724	-	-	497,724
Shares and units issued at $0.04 per share (iii)	35,008,956	35	1,315,691	(107,337)	-	1,208,389
Units issued for debt settlement at $0.09 per share	16,962,846	17	1,499,034	-	-	1,499,051
Shares issued for debt settlement at $0.14 per share	2,033,998	2	274,916	-	-	274,918
Shares issued at $0.42 per share (iv)	3,098,216	3	1,301,522	-	-	1,301,525
Shares issued for debt settlement at $0.42 per share (iv)	696,428	1	299,999	-	-	300,000
Finder’s units issued	3,315,200	3	125,177	-	-	125,180
Finder’s warrants issued	-	-	50,223	-	-	50,223
Warrants exercised at $0.18 per share (v)	2,332,900	2	1,288,714	-	-	1,288,716
Issue costs	-	-	(256,784)	-	-	(256,784)
Warrant valuation	-	-	(468,227)	-	-	(468,227)
Shares to be issued (note 11)	-	-	-	549,363	-	549,363
Net loss for the year	-	-	-	-	(30,627,783)	(30,627,783)
Balance, June 30, 2020	79,259,940	$79	$30,212,754	$549,363	$(61,979,184)	$(31,216,988)

(i) Units issued at C$4.50, converted to US at $3.42 (note 11)

(ii) Units issued at C$0.75, converted to US at $0.57 (note 11)

(iii) Shares and units issued at C$0.05, converted to US at $0.04 (note 11)

(iv) Shares issued at C$0.56, converted to US at $0.42 (note 11)

(v) Shares issued upon warrants exercised at C$0.25, converted to US at $0.18 (note 11)

The accompanying notes are an integral part of these consolidated financial statements.

66

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

1. Nature and continuance of operations and going concern

Bunker Hill Mining Corp. (the “Company”) was incorporated under the laws of the state of Nevada, U.S.A on February 20, 2007 under the name Lincoln Mining Corp. Pursuant to a Certificate of Amendment dated February 11, 2010, the Company changed its name to Liberty Silver Corp., and on September 29, 2017 the Company changed its name to Bunker Hill Mining Corp. The Company’s registered office is located at 1802 N. Carson Street, Suite 212, Carson City Nevada 89701, and its head office is located at 401 Bay Street, Suite 2702, Toronto, Ontario, Canada, M5H 2Y4. As of the date of this Form 10-K, the Company had two subsidiaries, Bunker Hill Operating LLC, a Colorado corporation that is currently dormant, and American Zinc Corp., an Idaho corporation created to facilitate the work being conducted at the Bunker Hill Mine in Idaho.

The Company was incorporated for the purpose of engaging in mineral exploration activities. It continues to work at developing its project with a view towards putting it into production.

These consolidated financial statements have been prepared on a going concern basis. The Company (the “Company”) has incurred losses since inception resulting in an accumulated deficit of $61,979,184 and further losses are anticipated in the development of its business. The Company does not have sufficient working capital needed to meet its current fiscal obligations and commitments. In order to continue to meet its fiscal obligations in the current fiscal year and beyond, the Company must seek additional financing. This raises substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management is considering various financing alternatives including, but not limited to, raising capital through the capital markets and debt financing. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development, and sale of reserves.

These financial statements of the Company for the year ended June 30, 2020 were approved and authorized for issue by the Board of Directors of the Company on September 17, 2020.

The Company’s operations could be significantly adversely affected by the effects of a widespread global outbreak of a contagious disease, including the recent outbreak of respiratory illness caused by COVID-19. The Company cannot accurately predict the impact COVID-19 will have on its operations and the ability of others to meet their obligations with the Company, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect the Company’s operations and ability to finance its operations.

2. Basis of presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to exploration stage enterprises. The consolidated financial statements are expressed in U.S. dollars, the functional currency. The Company’s fiscal year end is June 30.

67

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

3. Significant accounting policies

The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements.

Basis of consolidation

These consolidated financial statements include the assets, liabilities and expenses of the Company and its wholly owned subsidiaries, American Zinc Corp. and Bunker Hill Operating LLC. All intercompany transactions and balances have been eliminated on consolidation.

Cash and cash equivalents

Cash and cash equivalents may include highly liquid investments with original maturities of three months or less.

Mineral rights, property and acquisition costs

The Company has been in the exploration stage since its formation on February 20, 2007 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties.

The Company capitalizes acquisition and option costs of mineral rights as intangible assets. Upon commencement of commercial production, the mineral rights will be amortized using the unit-of-production method over the life of the mineral rights. If the Company does not continue with exploration after the completion of the feasibility study, the mineral rights will be expensed at that time.

The costs of acquiring mining properties are capitalized upon acquisition. Mine development costs incurred to develop and expand the capacity of mines, or to develop mine areas in advance of production, are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current exploration or to maintain assets on a standby basis are charged to operations. Costs of abandoned projects are charged to operations upon abandonment. The Company evaluates the carrying value of capitalized mining costs and related property and equipment costs, to determine if these costs are in excess of their recoverable amount whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Evaluation of the carrying value of capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (FASB ASC) 360-10-35, Impairment or Disposal of Long-Lived Assets.

Equipment

Equipment is stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which range from 3 to 10 years. The cost of repairs and maintenance is charged to expense as incurred. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income or gain (expense or loss).

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of equipment or whether the remaining balance of the equipment should be evaluated for possible impairment. If events and circumstances warrant evaluation, the Company uses an estimate of the related undiscounted cash flows over the remaining life of the equipment in measuring their recoverability.

68

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

3. Significant accounting policies (continued)

Leases

Operating lease right of use assets (“ROU”) assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company use an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in operation and administration expenses in the consolidated statements of loss and comprehensive loss.

The Company is required to make additional payments for certain variable costs. These costs are expensed and included in operation and administration expenses in the consolidated statements of loss and comprehensive loss. Rental income obtained through subleases is recorded as income over the lease term and is offset against operation and administration expenses.

Impairment of long-lived assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under FASB ASC 360, Property, Plant and Equipment, if events or circumstances indicate that their carrying amount might not be recoverable. When the Company determines that an impairment analysis should be done, the analysis is performed using the rules of FASB ASC 930-360-35, Extractive Activities - Mining, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

Various factors could impact the Company’s ability to achieve forecasted production schedules. Additionally, commodity prices, capital expenditure requirements and reclamation costs could differ from the assumptions the Company may use in cash flow models used to assess impairment. The ability to achieve the estimated quantities of recoverable minerals from exploration stage mineral interests involves further risks in addition to those factors applicable to mineral interests where proven and probable reserves have been identified, due to the lower level of confidence that the identified mineralized material can ultimately be mined economically.

Fair value of financial instruments

The Company adopted FASB ASC 820-10, Fair Value Measurement. This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable excluding HST, accounts payable, accrued liabilities, interest payable, convertible loan payable, promissory notes payable, lease liability, and other liabilities, all of which qualify as financial instruments, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and current market rate of interest. The Company measured its DSU liability at fair value on recurring basis using level 1 inputs and derivative warrant liabilities at fair value on recurring basis using level 3 inputs.

69

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

3. Significant accounting policies (continued)

Environmental expenditures

The operations of the Company have been, and may in the future, be affected from time to time, in varying degrees, by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company’s policy is to meet, or if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries. No costs have been recognized by the Company for environmental expenditures.

Income taxes

The Company accounts for income taxes in accordance with Accounting Standard Codification 740, Income Taxes (“FASB ASC 740”), on a tax jurisdictional basis. The Company files income tax returns in the United States.

Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the tax bases of assets and liabilities and the consolidated financial statements reported amounts using enacted tax rates and laws in effect in the year in which the differences are expected to reverse. A valuation allowance is provided against deferred tax assets when it is determined to be more likely than not that the deferred tax asset will not be realized.

The Company assesses the likelihood of the consolidated financial statements effect of a tax position that should be recognized when it is more likely than not that the position will be sustained upon examination by a taxing authority based on the technical merits of the tax position, circumstances, and information available as of the reporting date. The Company is subject to examination by taxing authorities in jurisdictions such as the United States. Management does not believe that there are any uncertain tax positions that would result in an asset or liability for taxes being recognized in the accompanying consolidated financial statements. The Company recognizes tax-related interest and penalties, if any, as a component of income tax expense.

FSAB ASC 740 prescribes recognition threshold and measurement attributes for the consolidated financial statements recognition and measurement of a tax position taken, or expected to be taken, in a tax return. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in periods, disclosure and transition. At June 30, 2018 and June 30, 2017, the Company has not taken any tax positions that would require disclosure under FASB ASC 740.

Basic and diluted net loss per share

The Company computes net loss per share of common stock in accordance with FASB ASC 260, Earnings per Share (“ASC 260”). Under the provisions of FASB ASC 260, basic net income (loss) per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and warrants and the conversion of convertible loan payable. As of June 30, 2020, 7,580,159 stock options and 37,844,404 warrants were considered in the calculation but not included, as they were anti-dilutive (June 30, 2019 - 287,100 stock options and 13,046,484 warrants).

70

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

3. Significant accounting policies (continued)

Stock-based compensation

In December 2004, the FASB issued FASB ASC 718, Compensation – Stock Compensation, which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. FASB ASC 718 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. FASB ASC 718 requires that the compensation cost relating to share-based payment transactions be recognized in the consolidated financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued.

The Company accounts for stock-based compensation arrangements with non-employees in accordance with ASU 505-50, Equity-Based Payments to Non-Employees, which requires that such equity instruments are recorded at the value on the grant date based on fair value of the equity or goods and services whichever is more reliable.

Restricted share units

For Restricted Share Units (“RSUs”), the Company estimates the grant date fair value using the Company’s common shares on the Canadian Securities Exchange at the grant date. The Company records the value of the RSUs in paid-in capital.

Deferred share units

The Company estimates the grant date fair value of the Deferred Share Units (“DSUs”) using the trading price of the Company’s common shares on the Canadian Securities Exchange on the day of grant. The Company records the value of the DSUs owing to its directors as DSU liability and measures the DSU liability at fair value at each reporting date, with changes in fair value recognized as stock-based compensation in profit (loss).

Use of estimates and assumptions

Many of the amounts included in the consolidated financial statements require management to make judgments and/or estimates. These judgments and estimates are continuously evaluated and are based on management’s experience and knowledge of the relevant facts and circumstances. Actual results may differ from the amounts included in the consolidated financial statements.

Areas of significant judgment and estimates affecting the amounts recognized in the consolidated financial statements include:

Going concern

The assessment of the Company’s ability to continue as a going concern involves judgment regarding future funding available for its operations and working capital requirements as discussed note 1.

71

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

3. Significant accounting policies (continued)

Use of estimates and assumptions (continued)

Convertible loans, promissory notes and warrants

Estimating the fair value of derivative warrant liability and conversion feature derivative liability requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the issuance. This estimate also requires determining the most appropriate inputs to the valuation model including the expected life of the warrants and conversion feature derivative liability, volatility and dividend yield and making assumptions about them. The assumptions and models used for estimating fair value of warrants and conversion feature derivative liability are disclosed in notes 8, 9 and 11.

The fair value estimates may differ from actual fair values and these differences may be significant and could have a material impact on the Company’s balance sheets and the consolidated statements of operations. Assets are reviewed for an indication of impairment at each reporting date. This determination requires significant judgment. Factors that could trigger an impairment review include, but are not limited to, significant negative industry or economic trends, interruptions in exploration activities or a significant drop in precious metal prices.

Concentrations of credit risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds and as such, it believes that any associated credit risk exposures are limited.

Risks and uncertainties

The Company operates in the mineralized material exploration industry that is subject to significant risks and uncertainties, including financial, operational, and other risks associated with operating a mineralized material exploration business, including the potential risk of business failure.

Foreign currency transactions

The Company from time to time will receive invoices from service providers that are presenting their invoices using the Canadian dollar. The Company will use its US dollars to settle the Canadian dollar liabilities and any differences resulting from the exchange transaction are reported as gain or loss on foreign exchange.

Segment reporting

FASB ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, establishes standards for the way that public business enterprises report information about operating segments in the Company’s consolidated financial statements. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has one operating segment and reporting unit. The Company operates in one reportable business segment and is organized and operated as one business. Management reviews its business as a single operating segment, using financial and other information rendered meaningful only by the fact that such information is presented and reviewed in the aggregate.

72

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

3. Significant accounting policies (continued)

Convertible loans and promissory notes payable

The Company reviews the terms of its convertible loans and promissory notes payable to determine whether there are embedded derivatives, including the embedded conversion option, that are required to be bifurcated and accounted for as individual derivative financial instruments. In circumstances where the convertible debt or the promissory note contains embedded derivatives that are to be separated from the host contracts, the total proceeds received are first allocated to the fair value of the derivative financial instruments determined using the binomial model. The remaining proceeds, if any, are then allocated to the debenture cost contracts, usually resulting in those instruments being recorded at a discount from their principal amount. This discount is accreted over the expected life of the instruments to profit (loss) using the effective interest method.

The debenture host contracts are subsequently recorded at amortized cost at each reporting date, using the effective interest method. The embedded derivatives are subsequently recorded at fair value at each reporting date, with changes in fair value recognized in profit (loss).

The Company presents its embedded derivatives and related debenture host contracts as separate instruments on the consolidated balance sheets.

4. New and recently adopted technical and accounting pronouncements

The Company adopted ASU 2016-02 effective July 1, 2019. ASU 2016-02 requires lessees to recognize most leases on the balance sheet to reflect the right to use an asset for a period of time and an associated lease liability for payments. The Company has applied ASU 2016-02 in accordance with the modified retrospective approach only to contracts that were previously identified as leases. Contracts that were not identified as leases under previous standards were not reassessed for whether there is a lease. Therefore, the definition of a lease under ASU 2016-02 was applied only to contacts entered into or changed on or after July 1, 2019. There is no change to the comparative periods or transitional adjustments required as a result of the adoption of this standard using the modified retrospective approach.

The aggregate lease liability recognized in the statement of financial position at July 1, 2019 and Company’s operating lease commitment at July 1, 2019 can be reconciled as follows:

Operating lease commitment as at July 1, 2019	370,711
Effect of discounting at the incremental borrowing rate	(51,578)
Total lease liability as at July 1, 2019	319,133

The weighted average incremental borrowing rate applied to lease liability on July 1, 2019 was 10%.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. The pronouncement revises the methodology for measuring credit losses on financial instruments and the timing of when such losses are recorded. The guidance is effective for fiscal years beginning after December 15, 2019. The Company is currently evaluating the potential impact of this guidance on the consolidated financial statements.

73

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

5. Equipment

Equipment consists of the following:

	June 30, 2020	June 30, 2019
Leasehold improvements	$-	59,947
Equipment	228,578	9,050
	228,578	68,997
Less accumulated depreciation	(20,768)	(16,947)
Equipment, net	$207,810	$52,050

6. Right-of-use asset

Right-of-use asset consists of the following:

	June 30, 2020	June 30, 2019
Office lease	$319,133	-
Less accumulated depreciation	(106,378)	-
Right-of-use asset, net	$212,755	$-

7. Mining interests

Bunker Hill Mine Complex

On November 27, 2016, the Company entered into a non-binding letter of intent with Placer Mining Corp. (“Placer Mining”), which letter of intent was further amended on March 29, 2017, to acquire the Bunker Hill Mine in Idaho and its associated milling facility located in Kellogg, Idaho, in the Coeur d’Alene Basin (the “Letter of Intent”). Pursuant to the terms and conditions of the Letter of Intent, the acquisition, which was subject to due diligence, would include all mining claims, surface rights, fee parcels, mineral interests, existing infrastructure, machinery and buildings at the Kellogg Tunnel portal in Milo Gulch, or anywhere underground at the Bunker Hill Mine Complex. The acquisition would also include all current and historic data relating to the Bunker Hill Mine Complex, such as drill logs, reports, maps, and similar information located at the mine site or any other location.

During the year ended June 30, 2017, the Company made payments totaling $300,000 as part of this Letter of Intent. These amounts were initially capitalized and subsequently written off during fiscal 2018 and were included in exploration expenses.

On August 28, 2017, the Company announced that it signed a definitive agreement (the “Agreement”) for the lease and option to purchase the Bunker Hill Mine assets (the “Bunker Assets”).

Under the terms of the Agreement, the Company was required to make a $1 million bonus payment to Placer Mining no later than October 31, 2017, which payment was made, along with two additional $500,000 bonus payments in December 2017. The 24-month lease commences November 1, 2017 and continues until October 31, 2019. The lease period can be extended by a further 12 months at the Company’s discretion. During the term of the lease, the Company must make $100,000 monthly mining lease payments, paid quarterly.

74

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

7. Mining interests (continued)

Bunker Hill Mine Complex (continued)

The Company had an option to purchase the Bunker Assets at any time before the end of the lease and any extension for a purchase price of $45 million with purchase payments to be made over a ten-year period to Placer Mining. Under terms of the agreement, there is a 3% net smelter return royalty (“NSR”) on sales during the Lease and a 1.5% NSR on the sales after the purchase option is exercised, which post-acquisition NSR is capped at $60 million.

On October 2, 2018, the Company announced that it was in default of its Lease with Option to Purchase Agreement with Placer Mining. The default arose as a result of missed lease and operating cost payments, totaling $400,000, which were due at the end of September and on October 1, 2018. As per the Agreement, the Company had 15 days, from the date notice of default was provided (September 28, 2018), to remediate the default by making the outstanding payment. While Management worked with urgency to resolve this matter, Management was ultimately unsuccessful in remedying the default, resulting in the lease being terminated.

On November 13, 2018, the Company announced that it was successful in renewing the lease, effectively with the original Agreement intact, except that monthly payments are reduced to $60,000 per month for 12 months, with the accumulated reduction in payments of $140,000 per month (“deferred payments”) being accrued. As at June 30, 2020, the Company has accrued for a total of $1,847,300 (June 30, 2019 - $1,373,000), which is included in accounts payable. These deferred payments will be waived should the Company choose to exercise its option.

On October 22, 2019, the Company signed a further amendment to the Agreement. The key terms of this amended agreement are as follows:

●	The lease period has been extended for an additional period of nine months to August 1, 2020, with the option to extend for a further 6 months based upon payment of a 1 time $60,000 extension fee (extended subsequent to June 30, 2020, see note 18).
●	The Company will continue to make monthly care and maintenance payments to Placer Mining of $60,000 until exercising the option to purchase.
●	The purchase price is set at $11 million for 100% of the marketable assets of Bunker Assets to be paid with $6,200,000 in cash, and $4,800,000 in shares. The purchase price also includes the EPA costs of $20 million. The amended lease provides for the elimination of all royalty payments that were to be paid to the mine owner. Upon signing the amended agreement, the Company paid a one-time, non-refundable cash payment of $300,000 to the mine owner. This payment will be applied to the purchase price upon execution of the purchase option. In the event the Company elects not to exercise the purchase option, the payment shall be treated as an additional care and maintenance payment.

In addition to the payments to Placer Mining, and pursuant to an agreement with the United States Environmental Protection Agency (“EPA”) whereby for so long as Bunker leases, owns and/or occupies the Bunker Hill Mine, the Company will make payments to the EPA on behalf of the current owner in satisfaction of the EPA’s claim for cost recovery. These payments, if all are made, will total $20 million. The agreement calls for payments starting with $1 million 30 days after a fully ratified agreement was signed followed by a payment schedule detailed below:

75

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

7. Mining interests (continued)

Bunker Hill Mine Complex (continued)

Date	Amount	Action
Within 30 days of the effective date	$1,000,000	Paid
November 1, 2018	$2,000,000	Not paid
November 1, 2019	$3,000,000	Not paid
November 1, 2020	$3,000,000
November 1, 2021	$3,000,000
November 1, 2022	$3,000,000
November 1, 2023	$3,000,000
November 1, 2024	$2,000,000

In addition to these payments, the Company is to make semi-annual payments of $480,000 on June 1 and December 1 of each year, to cover the EPA’s costs of maintaining the water treatment facility that treats the water being discharged from the Bunker Hill Mine. Of these, the December 1, 2018, and June 1, 2019 payments were not made, totaling $960,000 outstanding. The Company is having discussions with the EPA to amend and defer these payments. The Company has included all unpaid EPA payments in accounts payable and accrued liabilities amounting to $5,960,000 (June 30, 2019 - $2,560,000).

8. Convertible loan payable

On June 13, 2018, the Company entered into a loan and warrant agreement with Hummingbird Resources PLC (“Hummingbird”), an arm’s length investor, for an unsecured convertible loan in the aggregate sum of $1,500,000, bearing interest at 10% per annum, maturing in one year. Contemporaneously, the Company agreed to issue 229,464 share purchase warrants, entitling the lender to acquire 229,464 common shares of the Company, at a price of C$8.50 per share, for two years. Under the terms of the loan agreement, the lender may, at any time prior to maturity, convert any or all of the principal amount of the loan and accrued interest thereon, into common shares of the Company at a price per share equal to C$8.50. In the event that a notice of conversion would result in the lender holding 10% or more of the Company’s issued and outstanding shares, then, in the alternative, and under certain circumstances, the Company would be required to pay cash to the lender in an amount equal C$8.50 multiplied by the number of shares intended to be issued upon conversion. Further, in the event that the lender holds more than 5% of the issued and outstanding shares of the Company subsequent to the exercise of any of its convertible securities held under this placement, it shall have the right to appoint one director to the board of the Company. Lastly, among other things, the loan agreement further provides that for as long as any amount is outstanding under the convertible loan, the investor retains a right of first refusal on any Company financing or joint venture/strategic partnership/disposal of assets.

In August 2018, the amount of the Hummingbird convertible loan payable was increased to $2 million from its original $1.5 million loan, net of $45,824 of debt issue costs. An additional 116,714 warrants with each warrant exercisable at C$4.50 were issued. Under the terms of the Amended and Restated Loan Agreement, Hummingbird may, at any time prior to maturity, convert any or all of the principal amount of the loan and accrued interest thereon, into common shares of Bunker as follows: (i) $1,500,000, being the original principal amount (“Principal Amount”), the Principal Amount may be converted at a price per share equal to C$8.50; (ii) 229,464 common shares may be acquired upon exercise of warrants at a price of C$8.50 per warrant for a period of two years from the date of issuance; (iii) $500,000, being the additional principal amount (“Additional Amount”), may be converted at a price per share equal to C$4.50; and (iv) 116,714 common shares may be acquired upon exercise of warrants at a price of C$4.50 per warrant for a period of two years from the date issuance. In the event that Hummingbird would acquire common shares in excess of 9.999% through the conversion of the Principal Amount or Additional Amount, including interest accruing thereon, or on exercise of the warrants as disclosed herein, the Company shall pay to Hummingbird a cash amount equal to the common shares exercised in excess of 9.999%, multiplied by the conversion price.

76

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

8. Convertible loan payable (continued)

During the year ended June 30, 2019, Hummingbird agreed to extend the scheduled maturity date of the loan to June 30, 2020. This was accounted for as a loan extinguishment which resulted in the recording of a net loss on loan extinguishment of $1,195,880.

In June 2019, the Company settled $100,000 of the Additional Amount by issuing 2,660,000 shares, which resulted in the recording of a net loss on loan extinguishment of $8,193.

In February 2020, the Company settled $300,000 of the Additional Amount by issuing 696,428 shares, which resulted in the recording of a net loss on loan extinguishment of $9,407.

In June 2020, Hummingbird agreed to extend the scheduled maturity date of the loan to July 31, 2020. An extension of the loan is being negotiated and the loan has not been repaid.

The Company has accounted for the conversion features and warrants in accordance with ASC Topic 815. The conversion features and warrants are considered derivative financial liabilities as they are convertible into common shares at a conversion price denominated in a currency other than the Company’s functional currency of the US dollar. The estimated fair value of the conversion features and warrants was determined on the date of issuance and marks to market at each financial reporting period.

At June 30, 2020, the fair value of the conversion features were estimated using the Binomial model to determine the fair value of conversion features using the following assumptions:

Principal Amount	June 30, 2019	June 30, 2020
Expected life	365 days	31 days
Volatility	100%	100%
Risk free interest rate	1.75%	1.52%
Dividend yield	0%	0%
Share price	$0.05	$0.73
Fair value	$0	$0
Change in derivative liability		$0

Additional Amount	June 30, 2019	June 30, 2020
Expected life	365 days	31 days
Volatility	100%	100%
Risk free interest rate	1.75%	1.23%
Dividend yield	0%	0%
Share price	$0.05	$0.73
Fair value	$0	$0
Change in derivative liability		$0

77

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

8. Convertible loan payable (continued)

The fair value of the warrants were estimated using the Binomial model to determine the fair value of the derivative warrant liabilities using the following assumptions:

Principal Amount	June 30, 2019	June 30, 2020
Expected life	349 days	Expired
Volatility	100%
Risk free interest rate	1.95%
Dividend yield	0%
Share price	$0.05
Fair value	$0	$0
Change in derivative liability		$0

Additional Amount	June 30, 2019	June 30, 2020
Expected life	405 days	40 days
Volatility	100%	100%
Risk free interest rate	1.84%	1.49%
Dividend yield	0%	0%
Share price	$0.05	$0.73
Fair value	$0	$0
Change in derivative liability		$0

Accretion expense for the year ended June 30, 2020 was $146,266 (year ended June 30, 2019 - $734,589) based on effective interest rate of 16% after the loan extension.

Interest expense for the year ended June 30, 2020 was $179,726 (year ended June 30, 2019 - $198,219). As at June 30, 2020, the Company has an outstanding interest payable of $381,233 (June 30, 2019 - $201,507).

Amount
Balance, June 30, 2018	$70,820
Proceeds on issuance	500,000
Debt issue costs	(238,455)
Conversion feature valuation	(205,444)
Warrant valuation	(221,256)
Accretion expense	734,589
Loss on loan extinguishment	1,204,073
Partial extinguishment	(100,000)
Balance, June 30, 2019	$1,744,327
Accretion expense	146,266
Loss on loan extinguishment	9,407
Partial extinguishment	(300,000)
Balance, June 30, 2020	$1,600,000

78

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

9. Promissory notes payable

(i) On November 13, 2019, the Company issued a promissory note in the amount of $300,000. The note is unsecured, bears interest of 1% monthly, and is due on demand after 90 days from issuance. In consideration for the loan, the Company issued 400,000 common share purchase warrants to the lender. Each whole warrant entitles the lender to acquire one common share of the Company at a price of C$0.80 per share for a period of two years.

On April 24, 2020, the Company extended the maturity date of the promissory note payable to August 1, 2020. In consideration, the Company issued 400,000 common share purchase warrants to the lender at an exercise price of C$0.50. The warrants expire on November 13, 2021. This was accounted for as a loan modification.

The Company has accounted for the warrants in accordance with ASC Topic 815. The warrants are considered derivative financial liabilities as they are convertible into common shares at a conversion price denominated in a currency other than the Company’s functional currency of the US dollar. The estimated fair value of the warrants was determined on the date of issuance and marks to market at each financial reporting period.

The fair value of the warrants were estimated using the Binomial model to determine the fair value of the derivative warrant liabilities using the following assumptions:

November 2019 issuance	November 14, 2019	June 30, 2020
Expected life	731 days	501 days
Volatility	100%	100%
Risk free interest rate	1.53%	0.94%
Dividend yield	0%	0%
Share price	$0.53	$0.73
Fair value	$106,622	$150,161
Change in derivative liability		$(43,539)

April 2020 issuance	April 24, 2020	June 30, 2020
Expected life	568 days	501 days
Volatility	100%	100%
Risk free interest rate	0.33%	0.30%
Dividend yield	0%	0%
Share price	$0.46	$0.73
Fair value	$99,901	$186,410
Change in derivative liability		$(86,509)

Accretion expense for the year ended June 30, 2020 was $155,001 (year ended June 30, 2019 - $nil) based on effective interest rate of 11% after the loan extension.

Interest expense for the year ended June 30, 2020 was $22,700 (year ended June 30, 2019 - $nil). As at June 30, 2020, the Company has an outstanding interest payable of $22,700 (June 30, 2019 - $nil).

Amount
Balance, June 30, 2019	$-
Proceeds on issuance	300,000
Warrant valuation	(206,523)
Accretion expense	155,001
Balance, June 30, 2020	$248,478

79

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

9. Promissory notes payable (continued)

(ii) On December 31, 2019, the Company issued a promissory note in the amount of $82,367 (C$107,000). The note bears no interest and is due on demand. This promissory note has been repaid.

(iii) On January 29, 2020, the Company issued a promissory note in the amount of $75,727 (C$100,000). The note bears no interest and is due on demand. This promissory note has been repaid.

(iv) On May 12, 2020, the Company issued a promissory note in the amount of $362,650 (C$500,000), net of $89,190 of debt issue costs. The note bears no interest is due on demand after 90 days after the issue date. Subsequent to June 30, 2020, C$288,000 was settled by shares and the remaining balance was repaid in full.

Accretion expense for the year ended June 30, 2020 was $41,453 (year ended June 30, 2019 - $nil) based on effective interest rate of 7%.

(v) On May 12, 2020, the Company issued a promissory note in the amount of $141,704 (C$200,000), net of $35,676 of debt issue costs. The note bears no interest is due on demand after 90 days after the issue date. The promissory note was settled in full by shares issued subsequent to June 30, 2020 (see note 18).

Accretion expense for the year ended June 30, 2020 was $16,547 (year ended June 30, 2019 - $nil) based on effective interest rate of 8%.

(vi) On June 30, 2020, the Company issued a promissory note in the amount of $75,000 (C$103,988), net of $15,000 of debt issue costs. The note bears no interest and is due on demand. The promissory note was repaid in full subsequent to June 30, 2020.

Financing cost for the year ended June 30, 2020 was $15,000 (year ended June 30, 2019 - $nil).

(vii) On June 30, 2020, the Company issued a promissory note in the amount of $75,000 (C$103,988) to a director of the Company. The note bears no interest and is due on demand. The promissory note was repaid in full subsequent to June 30, 2020.

Financing cost for the year ended June 30, 2020 was $15,000 (year ended June 30, 2019 - $nil).

80

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

10. Lease liability

The Company has an operating lease for office space that expires in 2022. Below is a summary of the Company’s lease liability as of June 30, 2020:

Office lease
Balance, June 30, 2019	$-
Addition	319,133
Interest expense	27,062
Lease payments	(120,690)
Foreign exchange gain	(10,766)
Balance, June 30, 2020	214,739
Less: current portion	(102,027)
Long-term lease liability	$112,712

In addition to the minimum monthly lease payments of C$13,504, the Company is required to make additional payments amounting to C$12,505 for certain variable costs. The schedule below represents the Company’s obligations under the lease agreement in Canadian dollars.

	Less than 1 year	1-2 years	2-3 years	Total
Base rent	$162,048	$148,544	$-	$310,592
Additional rent	150,060	137,555	-	287,615
	$312,108	$286,099	$-	$598,207

The monthly rental expenses are offset by rental income obtained through a series of subleases held by the Company.

11. Capital stock, warrants and stock options

Authorized

The total authorized capital is as follows:

●	750,000,000 common shares with a par value of $0.000001 per common share; and
●	10,000,000 preferred shares with a par value of $0.000001 per preferred share

On May 23, 2019, the Company affected a consolidation of its issued and outstanding share capital on the basis of one (1) post-consolidation share for each ten (10) pre-consolidation common shares, which has been retrospectively applied in these consolidated financial statements.

On July 19, 2019, the Company amended its articles of incorporation to change the total authorized capital and the par values, which have been retrospectively applied in these consolidated financial statements.

81

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

11. Capital stock, warrants and stock options (continued)

Issued and outstanding

In August 2018, the Company closed a private placement, issuing 160,408 Units to Gemstone 102 Ltd. (“Gemstone”) at a price of C$4.50 per Unit, for gross proceeds of C$721,834 ($549,333) and incurring financing costs of $25,750. Each Unit entitles Gemstone to acquire one common share (“Unit Share”) and one common share purchase warrant (“Unit Warrant”), with each Unit Warrant entitling Gemstone to acquire one common share of the Company at a price of C$4.50 for a period of three years. Prior to the issuance of the Units, Gemstone held 400,000 common shares of the Company and 200,000 warrants (“Prior Warrants”) exercisable at a price of C$20.00 per share. Immediately prior to closing, the Prior Warrants were early terminated by mutual agreement of the Company and Gemstone. Upon issuance of the 160,408 Units to Gemstone, Gemstone beneficially owns or exercises control or direction over 560,408 common shares of the Company. Assuming exercise of the Unit Warrants, Gemstone would hold 720,816 of the outstanding common shares of the Company. Gemstone’s participation in the Offering constitutes a “related party transaction” under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.

Given the urgent need to secure financing to meet the new lease obligations, Bunker’s Board approved an equity private placement of Units to be sold at C$0.75 per Unit with each Unit consisting of one common share and one common share purchase warrant. On November 28, 2018, the Company closed on a total of 645,866 Units for gross proceeds of C$484,400 ($365,341) and incurring financing costs of $10,062, with each purchase warrant exercisable into a Common Share at C$1.00 per Common Share for a period of thirty-six months.

On June 27, 2019, the Company closed the first tranche (“First Tranche”) of a non-brokered private placement, issuing 11,660,000 units (“June 2019 Unit”) at a price of C$0.05 per June 2019 Unit for gross proceeds of C$583,000 ($436,608) and incurring financing costs of $19,640. Each June 2019 Unit consists of one common share of the Company and one common share purchase warrant (“June 2019 Warrant”). Each whole June 2019 Warrant entitles the holder to acquire one common share at a price of C$0.25 per common share for a period of two years. As a part of the First Tranche, Hummingbird Resources PLC (“Hummingbird”) has acquired 2,660,000 June 2019 Units for C$133,000 ($100,000) which was applied to reduction of the principal amount owing under the convertible loan facility (see note 8).

On August 1, 2019, the Company closed the second and final tranche (“Tranche Two”) of the non-brokered private placement, issuing 6,042,954 units (“August 2019 Units”) at C$0.05 per August 2019 Unit for gross proceeds of C$302,148 ($228,202) and incurring financing costs of $36,468. Each August 2019 Unit consists of one common share of the Company and one common share purchase warrant, which entitles the holder to acquire one common share at a price of C$0.25 per common share for a period of two years. The Company also issued 16,962,846 August 2019 Units to settle $640,556 of debt at a deemed price of C$0.09 based on the fair value of the shares issued. As a result, the Company recorded resulting in loss on debt settlement of $858,495.

On August 23, 2019, the Company closed the first tranche (the “First Tranche”) of the non-brokered private placement, issuing 27,966,002 common shares of the Company at C$0.05 per share for gross proceeds of C$1,398,300 ($1,049,974) and incurring financing costs of $28,847. The Company also issued 2,033,998 common shares to settle $77,117 of debt at a deemed price of C$0.18 based on the fair value of the shares issued. As a result, the Company recorded a loss on debt settlement of $197,800.

On August 30, 2019, the Company closed the second and final tranche (the “Second Tranche”) of the non-brokered private placement, issuing 1,000,000 common shares at C$0.05 per share for gross proceeds of C$50,000 ($37,550).

On February 26, 2020, the Company closed a non-brokered private placement, issuing 2,991,073 common shares of the Company at C$0.56 per share for gross proceeds of C$1,675,000 ($1,256,854) and incurring financing costs of $16,067 and 239,284 broker warrants. Each broker warrant entitles the holder to acquire one common share at a price of C$0.70 per common share for a period of two years. The Company also issued 696,428 common shares for $300,000 which was applied to reduce the principal amount owing under the convertible loan facility (see note 8).

82

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

11. Capital stock, warrants and stock options (continued)

Issued and outstanding (continued)

On May 12, 2020, the Company closed a non-brokered private placement, issuing 107,143 common shares of the Company at C$0.56 per share for gross proceeds of C$60,000 ($44,671).

During the year ended June 30, 2020, the Company issued 1,403,200 June 2019 Units and 1,912,000 August 2019 Units at a deemed price of C$0.05 as finder’s fees with a total value of C$165,760 ($125,180) to a shareholder of the Company.

As at June 30, 2020, the Company received cash proceeds of $549,363 for a private placement that closed subsequent to June 30, 2020 (see note 18).

For each financing, the Company has accounted for the warrants in accordance with ASC Topic 815. The warrants are considered derivative instruments as they were issued in a currency other than the Company’s functional currency of the US dollar. The estimated fair value of warrants accounted for as liabilities was determined on the date of issue and marks to market at each financial reporting period. The change in fair value of the warrant is recorded in the consolidated statement of operations and comprehensive loss as a gain or loss and is estimated using the Binomial model.

The fair value of the warrant liabilities related to the various tranches of warrants issued during the period were estimated using the Binomial model to determine the fair value using the following assumptions on the day of issuance and as at June 30, 2020:

August 2019 issuance	August 1, 2019	June 30, 2020
Expected life	731 days	397 days
Volatility	100%	100%
Risk free interest rate	1.59%	1.11%
Dividend yield	0%	0%
Share price	$0.07	$0.73
Fair value	$468,227	$11,631,921
Change in derivative liability		$(11,163,694)

The warrant liabilities as a result of the December 2017, August 2018, November 2018, and June 2019 private placements were revalued as at June 30, 2020 and June 30, 2019 using the Binomial model and the following assumptions:

December 2017 issuance	June 30, 2019	June 30, 2020
Expected life	532 days	166 days
Volatility	100%	100%
Risk free interest rate	1.66%	0.69%
Dividend yield	0%	0%
Share price	$0.05	$0.73
Fair value	$0	$0
Change in derivative liability		$0

83

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

11. Capital stock, warrants and stock options (continued)

Issued and outstanding (continued)

August 2018 issuance	June 30, 2019	June 30, 2020
Expected life	771 days	405 days
Volatility	100%	100%
Risk free interest rate	1.59%	1.20%
Dividend yield	0%	0%
Share price	$0.05	$0.73
Fair value	$0	$6,132
Change in derivative liability		$(6,132)

November 2018 issuance	June 30, 2019	June 30, 2020
Expected life	882 days	516 days
Volatility	100%	100%
Risk free interest rate	1.47%	1.34%
Dividend yield	0%	0%
Share price	$0.05	$0.73
Fair value	$1,875	$206,253
Change in derivative liability		$(204,378)

June 2019 issuance	June 30, 2019	June 30, 2020
Expected life	727 days	363 days
Volatility	100%	100%
Risk free interest rate	1.47%	1.15%
Dividend yield	0%	0%
Share price	$0.05	$0.73
Fair value	$114,934	$6,582,920
Change in derivative liability		$(6,467,986)

84

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

11. Capital stock, warrants and stock options (continued)

Warrants

	Number of warrants	Weighted average exercise price (C$)	Weighted average Grant date Value ($)
Balance, June 30, 2018	663,496	$16.02	$6.13
Issued	12,582,988	0.38	0.07
Cancelled	(200,000)	20.00	7.50
Balance, June 30, 2019	13,046,484	$0.88	$0.27
Issued	27,360,284	0.27	0.03
Expired	(229,464)	8.50	3.54
Exercised (i)	(2,332,900)	0.25	0.02
Balance, June 30, 2020	37,844,404	$0.43	$0.09

(i) During the year ended June 30, 2020, 2,332,900 warrants were exercised at C$0.25 per warrant for gross proceeds of C$583,225 ($417,006). In conjunction with the exercise of warrants, the Company recognized a change in derivative liability of $871,710.

Expiry date	Exercise price (C$)	Number of warrants	Number of warrants exercisable
December 5, 2020	20.00	227,032	227,032
December 13, 2020	20.00	7,000	7,000
August 9, 2021	4.50	116,714	116,714
August 9, 2021	4.50	160,408	160,408
November 28, 2021	1.00	645,866	645,866
June 27, 2021	0.25	11,660,000	11,660,000
August 1, 2021	0.25	20,672,900	20,672,900
November 13, 2021	0.80	400,000	400,000
November 13, 2021	0.50	400,000	400,000
August 1, 2021	0.25	763,200	763,200
August 26, 2021	0.05	1,912,000	1,912,000
February 7, 2022	0.25	640,000	640,000
February 26, 2022	0.70	239,284	239,284
		37,844,404	37,844,404

85

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

11. Capital stock, warrants and stock options (continued)

Stock options

The following table summarizes the stock option activity during the years ended June 30, 2020:

	Number of stock options	Weighted average exercise price (C$)
Balance, June 30, 2018	287,100	$7.50
Granted (i)	43,750	8.00
Exercised	(43,750)	8.00
Balance, June 30, 2019	287,100	$7.50
Granted (ii)	7,532,659	0.56
Forfeited	(239,600)	9.78
Balance, June 30, 2020	7,580,159	$0.62

(i) On September 27, 2018, 43,750 fully-vested stock options were issued to a consultant to whom C$350,000 was due and payable and reflected in accrued liabilities at September 30, 2018. These options had a 5-year life and were exercisable at C$8.00 per share. On October 3, 2018, these options were exercised in full, with consideration received being the liability already on the Company’s books, extinguishing the liability in full. The grant date fair value of the options was estimated at $43,893. The vesting of these options resulted in stock-based compensation of $nil for the year ended June 30, 2020 (year ended June 30, 2019 - $43,893), which is included in operation and administration expenses on the consolidated statements of loss and comprehensive loss.

(ii) On October 24, 2019, 1,575,000 stock options were issued to directors and officers of the Company. These options have a 5-year life and are exercisable at C$0.60 per share. The grant date fair value of the stock options was estimated at $435,069. The vesting of these options resulted in stock-based compensation of $309,211 for the year ended June 30, 2020 (year ended June 30, 2019 - $nil), which is included in operation and administration expenses on the consolidated statements of loss and comprehensive loss.

(iii) On April 20, 2020, 5,957,659 stock options were issued to certain directors of the Company. Each stock option entitles the holder to acquire one common share of the Company at an exercise price of C$0.55. The stock options vest in one fourth increments upon each anniversary of the grant date and expire in 5 years. The grant date fair value of the stock options were estimated at $1,536,764. The vesting of these options results in stock-based compensation of $162,855 (year ended June 30, 2019 - $nil), which is included in operation and administration expenses on the consolidated statements of loss and comprehensive loss.

The fair value of these stock options was determined on the date of grant using the Black-Scholes valuation model, and using the following underlying assumptions:

	Risk free interest rate	Dividend yield	Volatility	Stock price	Weighted average life
(i)	2.32%	0%	100%	C$2.30	5 years
(ii)	1.54%	0%	100%	C$0.50	5 years
(iii)	0.44%	0%	100%	C$0.50	5 years

86

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

11. Capital stock, warrants and stock options (continued)

Stock options (continued)

The following table reflects the actual stock options issued and outstanding as of June 30, 2020:

Exercise price (C$)	Weighted average remaining contractual life (years)	Number of options outstanding	Number of options vested (exercisable)	Grant date fair value ($)
10.00	1.84	40,000	40,000	217,274
16.50	2.44	7,500	7,500	40,739
0.60	4.32	1,575,000	675,000	435,069
0.55	4.81	5,957,659	-	1,536,764
		7,580,159	722,500	2,229,846

12. Restricted share units

Effective March 25, 2020, the Board of Directors approved a Restricted Share Unit (“RSU”) Plan to grant RSUs to its officers, directors, key employees and consultants.

The following table summarizes the RSU activity during the years ended June 30, 2020:

	Number of shares	Weighted average grant date fair value per share (C$)
Unvested as at June 30, 2018 and June 30, 2019	-	$-
Granted (i)(ii)	600,000	0.40
Unvested as at June 30, 2020	600,000	$0.40

(i) On April 20, 2020, the Company granted 400,000 RSUs to a certain officer of the Company. The RSUs vest in one fourth increments upon each anniversary of the grant date and expire in 5 years. The vesting of these RSUs results in stock-based compensation of $17,384 (year ended June 30, 2019 - $nil), which is included in operation and administration expenses on the consolidated statements of loss and comprehensive loss.

(ii) On April 20, 2020, the Company granted 200,000 RSUs to a certain director of the Company. The RSUs vest in one fourth increments upon each anniversary of the grant date and expire in 5 years. The vesting of these RSUs results in stock-based compensation of $8,274 (year ended June 30, 2019 - $nil), which is included in operation and administration expenses on the consolidated statements of loss and comprehensive loss.

87

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

13. Deferred share units

Effective April 21, 2020, the Board of Directors approved a Deferred Share Unit (“DSU”) Plan to grant DSUs to its directors. The DSU Plan permits the eligible directors to defer receipt of all or a portion of their retainer or compensation until termination of their services and to receive such fees in the form of cash at that time.

Upon vesting of the DSUs or termination of service as a director, the director will be able to redeem DSUs based upon the then market price of the Company’s common share on the date of redemption in exchange for cash.

The following table summarizes the DSU activity during the years ended June 30, 2020:

	Number of shares	Weighted average grant date fair value per share (C$)
Unvested as at June 30, 2018 and June 30, 2019	-	$-
Granted (i)	7,500,000	0.65
Unvested as at June 30, 2020	7,500,000	$0.65

(i) On April 21, 2020, the Company granted 7,500,000 DSUs. The DSUs vest in one fourth increments upon each anniversary of the grant date and expire in 5 years. The vesting of these DSUs results in stock-based compensation of $549,664 (year ended June 30, 2019 - $nil), which is included in operation and administration expenses on the consolidated statements of loss and comprehensive loss.

14. Commitments and contingencies

As stipulated by the agreements with Placer Mining as described in note 7, the Company is required to make monthly payment of $60,000 for care and maintenance and a lease extension fee of $60,000. Including the previously accrued payments, a total of $1,847,300 is payable until the Company decides to acquire the mine at which time these payments will be waived.

As stipulated in the agreement with the EPA and as described in note 7, the company is required to make payments to the EPA. As at June 30, 2020, $5,960,000 payable to the EPA has been included in accounts payable and accrued liabilities.

The Company has entered into a lease agreement which expires in May 2022. Monthly rental expenses are approximately C$26,000 and are offset by rental income obtained through a series of subleases held by the Company. See note 10.

88

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

15. Income taxes

As at June 30, 2020 and 2019, the Company had no accrued interest and penalties related to uncertain tax positions. The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 26.9% (2019 - 26.9%) to pretax loss from operations for the years ended June 30, 2020 and 2019 due to the following:

	Year Ended June 30, 2020	Year Ended June 30, 2019
Loss before income taxes	$30,627,783	$7,737,825
Expected income tax recovery	(8,222,300)	(2,077,300)
Other permanent difference	673,000	563,070
Change in valuation allowance	7,549,300	1,514,230
Total	$-	$-

Deferred tax assets and the valuation account are as follows:

	June 30, 2020	June 30, 2019
Deferred tax asset:
Net operating loss carry forward	$6,374,700	$4,285,120
Other deferred tax assets	8,713,050	3,198,490
Valuation allowance	(15,100,880)	(7,493,500)
Unrealized foreign exchange loss	13,130	8,870
Equipment	-	1,020
Total	$-	$-

	June 30, 2020	June 30, 2019
Deferred tax asset:
Non-capital losses carried forward	$10,050	$1,530,460
Lease liabilities	57,120	-
Deferred tax liabilities:
Convertible debt	-	(1,530,460)
Equipment	(10,050)	-
Right of use assets and lease obligations	(57,120)	-
Net deferred tax asset	$-	$-

The potential income tax benefit of these losses has been offset by a full valuation allowance.

As of June 30, 2020, and 2019, the Company has an unused net operating loss carry-forward balance of $23,735,515 and $20,842,829, respectively, that is available to offset future taxable income. The US non-capital loss carryforwards generated before 2018 expire between 2031 and 2037. The losses generated after 2018 do not expire.

The Company did not have any tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

The tax years that remain subject to examination by major taxing jurisdictions are those for the years ended June 30, 2020, 2019, 2018, 2017, 2016, 2015, 2014, and 2013.

89

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

16. Related party transactions

During the year ended June 30, 2020, John Ryan (Director and former CEO) billed $51,500, Wayne Parsons (Director and CFO) billed $136,045, Hugh Aird (Director) billed $9,774, Richard Williams (Director and Executive Chairman) billed $134,927, and Sam Ash (President and CEO) billed $60,000 for services to the Company.

At June 30, 2020, $121,161 is owed to Mr. Williams and $60,000 is owed to Mr. Ash with all amounts included in accounts payable and accrued liabilities.

During the year ended June 30, 2020, the Company issued 1,403,200 June 2019 Units and 1,912,000 August 2019 Units at a deemed price of C$0.05 as finder’s fees with a total value of C$165,760 ($125,180) to a shareholder of the Company.

17. Financial instruments

Fair values

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable excluding HST, accounts payable, accrued liabilities, interest payable, convertible loan payable, promissory notes payable, lease liability, and other liabilities, all of which qualify as financial instruments, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and current market rate of interest. The Company measured its DSU liability at fair value on recurring basis using level 1 inputs and derivative warrant liabilities at fair value on recurring basis using level 3 inputs. There were no transfers of financial instruments between levels 1, 2, and 3 during the years ended June 30, 2020 and 2019.

Foreign currency risk

Foreign currency risk is the risk that changes the rates of exchange on foreign currencies will impact the financial position of cash flows of the Company. The Company is exposed to foreign currency risks in relation to certain activities that are to be settled in Canadian dollar. Management monitors its foreign currency exposure regularly to minimize the risk of an adverse impact on its cash flows.

Concentration of credit risk

Concentration of credit risk is the risk of loss in the event that certain counterparties are unable to fulfill its obligations to the Company. The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds and as such, it believes that any associated credit risk exposures are limited.

Liquidity risk

Liquidity risk is the risk that the Company’s consolidated cash flows from operations will not be sufficient for the Company to continue operating and discharge its liabilities. The Company is exposed to liquidity risk as its continued operation is dependent upon its ability to obtain financing, either in the form of debt or equity, or achieving profitable operations in order to satisfy its liabilities as they come due.

90

Bunker Hill Mining Corp.

Notes to Consolidated Financial Statements

Years Ended June 30, 2020 and 2019

(Expressed in United States Dollars)

18. Subsequent events

On July 15, 2020 the Company has entered into a loan agreement with an arm’s length third party for an unsecured loan facility of $1,200,000 (the “July 2020 Loan”) due August 31, 2020. As consideration for the July 2020 Loan, the Company has agreed to pay the lender a one-time origination fee of $360,000. The Company repaid the July 2020 Loan in full on maturity.

On August 12, 2020, the Company announced that it has extended the lease with Placer Mining for further 18 months for a $150,000 extension fee, in addition to the 6 month extension available for a $60,000 extension fee (see note 7). This extension expires on August 1, 2022.

On August 14, 2020, the Company closed the first tranche of the brokered private placement of units of the Company (“August 2020 Offering”), issuing 35,212,142 units of the Company (“August 2020 Units”) at C$0.35 per August 2020 Unit for gross proceeds of C$12,324,250. Each August 2020 Unit consisted of one Common Share and one Common Share purchase warrant of the Company (“August 2020 Warrant”). Each August 2020 Warrant is exercisable into a Common Share of the Company at C$0.50 per August 2020 Warrant until August 31, 2023. In connection with the first tranche, the Company paid cash compensation of C$739,455 and issued 2,112,729 compensation options (“August 2020 Compensation Options”). Each August 2020 Compensation Option is exercisable into one August 2020 Unit until August 31, 2023.

On August 25, 2020, the Company closed the second tranche of the August 2020 Offering, issuing 20,866,292 August 2020 Units at C$0.35 per August 2020 Unit for gross proceeds of C$7,303,352. In connection with the second tranche, the Company paid cash compensation of C$314,512 and issued 1,127,178 August 2020 Compensation Options. The Company also issued 2,205,714 August 2020 Units to settle $772,000 of debt.

91

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the Registrant, are as follows:

SEC Registration Fee	US$	6161.86
Printing Expenses	US$	1,500
Accounting Fees and Expenses	US$	3,500
Legal Fees and Expenses	US$	43,839
Blue Sky Fees/Expenses		0
Transfer Agent Fees		0
TOTAL		$55,000

Item 14. Indemnification of Directors and Officers.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or
(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or
(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that such indemnification may also include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under Section 78.751. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;
(b)	the establishment of a program of self-insurance;
(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and
(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation and bylaws limit director liability and provide for indemnification to the fullest extent provided by Nevada law.

Item 15 Recent Sales of Unregistered Securities

The information required by this item has previously been filed on Form 8-K.

Item 17. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a posteffective amendment to this Registration Statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c) include any additional or changed material information with respect to the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

(5) For the purpose of determining any liability under the Securities Act, each posteffective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(7) For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(d) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C. The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each posteffective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

PART IV

ITEM 15. EXHIBITS.

The following documents are filed as part of this Registration Statement:

3.1	Articles of Incorporation (included as exhibit to Form S-1 filed with the Securities and Exchange Commission on April 1, 2008).
3.2	Bylaws (included as exhibit to Form S-1 filed with the Securities and Exchange Commission on April 1, 2008).
3.3	Articles of Amendment (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on February 12, 2010).
3.3	Amended Bylaws (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on October 25, 2010).
3.4	Amended and Restated Bylaws of Liberty Silver Corp., December 14, 2011 (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on December 14, 2011).
3.5	Amended and Restated Articles of Incorporation of Liberty Silver Corp, (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on December 28, 2012)
3.6	Amended and Restated Bylaws of Liberty Silver Corp., dated December 21, 2012. (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on December 28, 2012)
3.7	Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations, effective September 29, 2017 (included as an exhibit to the Form 8-K filed with the Securities and Exchange Commission on September 18, 2017).
3.8	Amended and Restated Articles of Incorporation of Liberty Silver Corp.*
3.9	Amended and Restated Articles of Incorporation of Liberty Silver Corp.*
3.10	Certificate of Change dated May 1, 2019*
3.11	Certificate of Amendment dated September 11, 2020*
4.1	Warrant Indenture dated as of August 14, 2020*
5.1	Opinion regarding Legality**
10.1	Mineral Property Purchase Agreement corporation (included as exhibit to Form S-1 filed with the Securities and Exchange Commission on April 1, 2008).
10.2	Exploration Earn-In Agreement dated March 29, 2010, by and between Liberty Silver Corp, a Nevada corporation, and AuEx Ventures, Inc., a Nevada corporation (included as exhibit to Form S-1/A filed with the Securities and Exchange Commission on February 19, 2013).
10.3	Purchase Agreement Hi Ho Silver Mining Claims dated October 15, 2012 (included as exhibit to Form S-1/A filed with the Securities and Exchange Commission on January 24, 2013).
10.4	Registration Rights Agreement dated October 15, 2012 (included as exhibit to Form 8-K filed with the Securities and Exchange Commission on October 16, 2012).
10.5	Memorandum of Exploration Earn-In Agreement, effective March 29, 2010 (included as exhibit to Form S-1/A filed with the Securities and Exchange Commission on January 24, 2013).
10.6	Letter Agreement re Assignment of Exploration Earn-In Agreement, effective July 1, 2010 (included as exhibit to Form S-1/A filed with the Securities and Exchange Commission on January 24, 2013).
10.7	Mining Lease with Option to Purchase, by and between Liberty Silver Corp. and Placer Mining Corporation, dated August 17, 2017 (included as exhibits to Form 8-K filed with the Securities and Exchange Commission on August 23, 2017).
10.8	Standstill Agreement dated May 16, 2017 (included as an exhibit to Form 8-K filed with the Securities and Exchange Commission on May 25, 2017).
10.9	First Amendment to the Amended and Restated Loan Agreement and Notice, dated January 20, 2017 (included as exhibits to the Form 8-K filed with the Securities and Exchange Commission on January 24, 2017).
10.10	Settlement Agreement with EPA*
10.11	Lease with Option to Purchase dated November 1, 2017*
10.12	Lease Amendment*
10.13	Clarification and Second Amendment to Lease*
10.14	Reinstatement and Amendment to Lease*
10.15	Fourth Amendment to Lease*
10.16	Notice of intention to extend the Lease*
10.17	Second Agreement to Extend Lease*
10.18	Notice of Lease Extension*
23.1	Consent of MNP LLP*

*filed herewith.

** to be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on October 26, 2020.

Bunker Hill Mining Corp.

By:	/s/ Sam Ash
Sam Ash
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Wayne Parson/s/ and Joseph P. Galda, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed, as of October 26, 2020, by the following persons in the capacities indicated below.

BY:	/s/ Sam Ash
Chief Executive Officer

BY:	/s/ Richard Williams
Chairman and Director

BY:	/s/ Wayne Parsons
Chief Financial Officer, Director
and Principal Accounting Officer

BY:	/s/ Hugh Aird
Director

BY:	/s/ Dickson Hall
Director

BY:	/s/ John Ryan.
Director